Exhibit 4.03

Execution Version

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS

DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR

CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED

WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE

CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH

THE SECURITIES AND EXCHANGE COMMISSION.

INVESTMENT AGREEMENT

BY

FUNDO MÚTUO DE INVESTIMENTO EM EMPRESAS EMERGENTES INOVADORAS STRATUS

GC III,

AMYRIS BIOTECHNOLOGIES, INC.,

AMYRIS BRASIL S.A.

AND, AS INTERVENING PARTY,

STRATUS INVESTIMENTOS LTDA.

DECEMBER 22, 2009

INVESTMENT AGREEMENT

This Investment Agreement (this “Agreement”) is executed on December 22, 2009 (the “Effective Date”), by the following parties (all of them, collectively, the “Parties” and individually, a “Party”):

(1)        FUNDO MÚTUO DE INVESTIMENTO EM EMPRESAS EMERGENTES INNOVADORAS STRATUS GC III (“STRATUS”), a fund duly authorized by CVM according to Oficio n° 2607/06, dated November 23, 2006, registered with the CNPJ/MF under n° 08.083.268/0001-46, herein represented by Stratus Gestao de Carteiras Ltda. (“SGC”), a company incorporated and existing under the laws of Brazil, with head offices in the city of São Paulo, State of São Paulo, at Rua Funchal, 129, 13th floor, Suite B, Vila Olimpia, registered with the CNPJ/MF under n° 09.238.656/0001-11, authorized by CVM for the rendering of management of portfolio services, according to Ato Declaratório n° 9.808, dated April 28, 2008, herein represented in according with its regulations;

(2)        AMYRIS BIOTECHNOLOGIES, INC., a company incorporated and existing under the laws of the State of California, United States of America, with head offices at 5980 Hollis Street, Suite 100, Emeryville, California 94608, herein represented by its undersigned representatives (“ABI”);

(3)        AMYRIS BRASIL S.A., a company incorporated and existing under the laws of Brazil, with head offices in the city of Campinas, State of São Paulo, at Rua James Clerk Maxwell, n° 315, Techno Park, CEP 13069-380, registered with the CNPJ/MF under no 09.379.224/0001-20, herein represented by its undersigned representatives (“AB” or the “Company”); and, as intervening Party;

(4)        STRATUS INVESTIMENTOS LTDA., Stratus’s administrator (administradora), a company incorporated and existing under the laws of Brazil, with head offices in the city of São Paulo, State of São Paulo, at Rua Funchal, 129, 13th floor, Suite B, Vila Olimpia, registered with the CNPJ/MF under n° 02.263.285/0001-89, herein represented by its undersigned representatives (“SIL”).

WHEREAS:

(A)        ABI is a technology company focused on the research, development and commercialization of renewable fuel and renewable chemical products (the “Amyris Renewable Products”) through the use of a proprietary microbial production technology which converts simple sugars derived from various plant sources, including sugarcane, into specific compounds of interest (the “Amyris Technology”);

(B)        ABI established operations in Brazil by forming AB in March of 2008 for the purpose of (i) acquiring an ownership interest in certain sugar and ethanol assets in Brazil and converting a portion of the production capacity of such assets to the production of Amyris Renewable Products, and (ii) providing other Brazilian sugar and ethanol mills with access to the Amyris Technology for the production of Amyris Renewable Products;

(C)        To enable AB to carry out these activities, effective as of March 27, 2008, ABI entered into an intellectual property license with AB (the “Technology License”), the terms of which are attached hereto as Exhibit 1, which provides AB with (i) the exclusive right to use the Amyris Technology to manufacture Amyris Renewable Products in Brazil and the exclusive right to grant manufacturing sublicenses to mills located in Brazil, (ii) the exclusive right to market and distribute Amyris Renewable Products in Brazil, and (iii) the non-exclusive right to market and distribute Amyris Renewable Products outside Brazil (collectively such rights, the “ABI Technology Contribution”);

(D)        ABI intends to make additional capital investments in AB worth at least US$ 30,000,000 (thirty million United States dollars) in the form of (i) a cash contribution of US$ 10,000,000 (ten million United

States dollars) (the “ABI Cash Contribution”), and (ii) an ownership interest in Usina Boa Vista S.A. (“Usina Boa Vista”) that corresponds to an investment in Usina Boa Vista equal to R$ [*] Brazilian Reais) (the “ABI Mill Contribution,” and together with the ABI Cash Contribution, the “ABI Additional Contributions”);

(E)        AB has entered into a binding agreement, attached hereto as Exhibit 2, to access a sugar cane and ethanol mill located in Brazil, with a minimum cane crushing capacity of 1,000,000 (one million) tons per year which is capable of being converted to the production of Amyris Renewable Products;

(F)        AB has appointed a superintendent officer (“Diretor Superintendente”) and a financial officer (“Diretor Financeiro”) satisfactory to Stratus;

(G)        Stratus intends to make a capital contribution of R$ 10,000,000 (ten million Reais) into the Company and, jointly with qualified third party investors appointed by SGC or SIL (such qualified investors, jointly with Stratus, the “Investors”), has the right to make additional capital investments in AB in a way that the total capital contributed by the Investors is equal to the lesser of (i) US$ 32,500,000 (thirty-two million, five hundred thousand United States dollars), and (ii) that amount equal to twenty percent (20%) of the AB Post-Money Valuation (as defined below) (the “Investors Cash Contribution”), provided that such investments are made within 60 (sixty) days of the date hereof as required by section 3.3.7;

(H)        The Investors Cash Contribution shall be comprised of (i) R$ 10,000,000 (ten million Brazilian Reais) to be invested directly by Stratus, and (ii) any eventual balance from funds SGC or SIL raises from the qualified third party investors; and

(I)        ABI and the Investors intend for R$ 40,000,000 (forty million Brazilian Reais) of the proceeds raised through the ABI Cash Contribution and Investors Cash Contribution to be used for AB to fund a portion of the purchase price of Usina Boa Vista as promptly as possible after the Closing (as defined below).

Now, therefore, the Parties hereby decide to enter into this Agreement, which shall be governed by the following terms and conditions:

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1        Definitions.

“AB” has the meaning set forth in the Preamble.

“AB Post-Money Valuation” means the sum of (i) the AB Pre-Money Valuation, (ii) the ABI Cash Contribution, (iii) the ABI Mill Contribution, and (iv) the Investors Cash Contribution.

“AB Pre-Money Valuation” means R$180,000,000 (one hundred and eighty million Brazilian Reais) which represents the value of the Company, agreed on by the Parties, after the ABI Technology Contribution and before the ABI Additional Contributions and the Investors Cash Contribution.

“AB Share Price” equals R$ 9.00 (nine Brazilian Reais).

“ABI” has the meaning set forth in the Preamble.

“ABI Additional Contributions” has the meaning set forth in item “D” of the preamble hereto.

“ABI Cash Contribution” has the meaning set forth in item “D” of the preamble hereto.

“ABI Convertible Loans” has the meaning set forth in section 3.1 hereto.

“ABI Mill Contribution” has the meaning set forth in item “D” of the preamble hereto.

“ABI Technology Contribution” has the meaning set forth in item “C” of the preamble hereto.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such first Person.

“Agreement” has the meaning set forth in the Preamble and includes all exhibits and schedules hereto.

“Amyris Renewable Products” has the meaning set forth in item “A” of the preamble hereto.

“Amyris Technology” has the meaning set forth in item “A” of the preamble hereto.

“Closing” has the meaning set forth in section 3.3.1 hereto.

“Company” has the meaning set forth in the Preamble.

“Control” of a company means the power to direct the management and policies of such company and shall be presumed to exist upon ownership of securities entitling the holder thereof to exercise more than 50% (fifty percent) of the voting power in the election of directors and in the decision of any strategic matter of such company.

“Definitive Documents” means the Agreement, the Shareholders Agreement and the Minutes of Extraordinary General Meeting of Shareholders mentioned in section 3.2 hereof.

“Effective Date” has the meaning set forth in the preamble hereto.

“Intellectual Property” means all (i) trademarks, service marks, trade names, trade dress, domain names, copyrights and similar rights, including registrations and applications to register or renew the registration of any of the foregoing, (ii) letters patent, patent applications, inventions, processes, designs, formulae, trade secrets, know-how, confidential information, computer software, data and documentation, website content, and all similar intellectual property rights, (iii) tangible embodiments of any of the foregoing in any medium, (iv) Information Technology, and (v) licenses of any of the foregoing.

“Investors” has the meaning set forth in item “G” of the preamble hereto.

“Investors Cash Contribution” has the meaning set forth in item “G” of the preamble hereto.

“Losses” has the meaning set forth in section 7.2 hereto.

“Usina Boa Vista Investment Amount” has the meaning set forth in section 4.1 hereto.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof, or any other entity.

“Rules of Arbitration” has the meaning set forth in section 10.2 hereto.

“Shareholders” means the shareholders of AB, which shall correspond to ABI and the Investors.

“Shareholders’ Agreement” means the shareholders’ agreement to be entered into between ABI and the Investors simultaneously with this Agreement in the form attached hereto as Exhibit 3.

“Shares” shall mean (i) the shares of capital stock of AB held by ABI as of the Effective Date, (ii) the shares of capital stock of AB to be issued to ABI hereunder in consideration of the ABI Cash Contribution and ABI Mill Contribution, and (iii) the shares of capital stock of AB to be issued to the Investors hereunder in consideration of the Investor Cash Contribution.

“SGC” has the meaning set forth in the Preamble.

“SIL,” has the meaning set forth in the Preamble.

“Stratus” has the meaning set forth in the Preamble.

“Technology License” has the meaning set forth in item “C” of the Preamble hereto.

“Total Contribution Amount” means that amount equal to (i) the ABI Cash Contribution, plus (ii) the value of the ABI Mill Contribution, plus (iii) the Investors Cash Contribution.

“Usina Boa Vista” has the meaning set forth in item “D” of the preamble hereto.

1.2        Interpretation.

A reference in this Agreement to the singular includes a reference to the plural and vice versa. The term “including” shall be deemed to be followed by the phrase “but not limited to.” The words “hereof,” “herein,” “hereto,” “hereunder” and similar words refer to this Agreement as a whole. The headings of this Agreement are included for convenience purposes only and are to be ignored in the interpretation of this Agreement.

SECTION 2

PURPOSE OF THE COMPANY AND SCOPE OF THIS AGREEMENT

2.1        Purpose of the Company.

The Company’s purpose is to (i) acquire an ownership interest in certain sugar and ethanol assets in Brazil and convert a portion of the production capacity of such assets to the production of Amyris Renewable Products, and (ii) provide other Brazilian sugar and ethanol mills with access to the Amyris Technology for the production of Amyris Renewable Products.

2.2        Scope.

The scope of this Agreement is to establish the terms and conditions of the investments to be made in the Company by ABI and the Investors.

2.3        Shareholders’ Agreement.

Conditions relating to the transfer of the Company’s shares, voting rights, management and public offerings shall be set forth in the Shareholders’ Agreement which shall be executed simultaneously with this Agreement.

SECTION 3

INVESTMENTS IN THE COMPANY BY ABI AND THE INVESTORS

3.1        ABI Cash Contribution Made to Date.    Beginning 1 August 2009, ABI began to make the ABI Cash Contribution in the form of convertible loans pursuant to those certain Convertible Loan Agreements dated 7 August 2009, 6 October 2009, and 15 December 2009, which copies are attached hereto as Exhibit 4 hereto (the “ABI Convertible Loans”).

3.2        Subscription.    Upon the terms and subject to the conditions of this Agreement, on the date hereof, (a) ABI shall hold an Extraordinary General Meeting of Shareholders of AB and shall resolve on (i) a capital increase in the total amount of R$27,786,997.00 (twenty-seven million, seven hundred and eighty-six thousand, nine hundred and ninety-seven Reais), with the issuance of 3,087,444 (three million, eighty-seven thousand, four hundred and forty-four) new Shares, so that AB’s corporate capital will be modified from the current R$ 20,000,000 (twenty million Reais), divided in 20,000,000 (twenty million) Shares, to R.$47,786,997.00 (forty-seven million, seven hundred and eighty-six thousand, nine hundred and ninety-seven Reais), divided into 23,087,444 (twenty-three million, eighty-seven thousand, four hundred and forty-four) Shares, (ii) the establishment of an authorized corporate capital in the amount of R$ 130,000,000 (one hundred and thirty million Reais) for future capital increases, and (iii) the adoption of the By-laws to be agreed by the Parties; (b) ABI shall subscribe for 1,976,333 (one million, nine hundred and seventy-six thousand, three hundred and thirty-three) newly issued Shares, for the total subscription price of R$17,786,997.00 (seventeen million, seven hundred and eighty-six thousand, nine hundred and ninety-seven Reais) to be paid in through the capitalization of the ABI Convertible Loans, in accordance with the terms of the ABI Convertible Loans, within 5 (five) business days as from the date hereof; and (c) Stratus shall subscribe for 1,111,111 (one million, one hundred and eleven thousand, one hundred and eleven) newly issued Shares, for the total subscription price of R$10,000,000 (ten million Reais) to be paid within 30 (thirty) days as from the date hereof; and (d) ABI shall waive its preemptive rights for the subscription of the newly issued shares to be subscribed by Stratus. Each Share shall be worth the AB Share Price.

3.2.1    Total Subscription Price Adjustment.    The Parties agree that the total number of shares to be subscribed by ABI, relating to the ABI Cash Contribution, and the total subscription price to be paid by ABI, described above, were calculated using the Reais/U.S. exchange rate published by the Brazilian Central Bank (PTAX/Venda) on December 21, 2009. Should the exchange rate of the date on which ABI pays in its new Shares be different from the exchange rate of December 21, 2009, the total number of shares to be subscribed by ABI and the total subscription price to be paid by ABI shall be adjusted accordingly.

3.3        Closing.

3.3.1    Timing

The closing of issuance and subscription of the Shares as mentioned in Section 3.2 above shall take place on the date hereof, at the offices of Machado, Meyer, Sendacz e Opice Advogados, in the City of São Paulo, State of São Paulo, Brazil, or at any other time or place as shall be mutually agreed by the Parties (the “Closing”).

3.3.2    Closing

At the Closing:

(a)        ABI shall hold and take all of the actions described in the Extraordinary General Shareholders’ Meeting mentioned in section 3.2 above;

(b)        AB shall cause 1,111,111 (one million, one hundred and eleven thousand, one hundred and eleven) Shares to be issued to Stratus and 1,976,333 (one million, nine hundred and seventy-six thousand, three hundred and thirty-three) Shares to be issued to ABI as set forth in section 3.2 above;

(c)        AB shall cause 1,111,111 (one million, one hundred and eleven thousand, one hundred and eleven) Shares to be registered in the name of Stratus and 1,976,333 (one million, nine hundred and seventy-six thousand, three hundred and thirty-three) Shares to be registered in the name of ABI in the AB’s Share Register Book (Livro de Registro de Acões Nominativas);

(d)        The Shareholders’ Agreement shall be executed by each of the Parties thereto; and

(e)        The Shareholders’ Agreement shall be filed at AB’s headquarters, for the purposes of article 118 of Law 6.404/76, and AB shall cause the following legend to be included, in Portuguese, in the relevant pages of AB’s Registered Share Register Book:

The shares held by [name of shareholder] are subject to the restrictions on transfer, voting arrangements, and other provisions set forth in a shareholders’ agreement dated December 22, 2009, copies of which are available for inspection at the headquarters of the company. No transfer of such shares will be made on the books of the company, and such transfer will be null and void, unless accompanied by evidence of compliance with the terms of such agreement. Any transactions entered into by the company or any shareholder in violation of the shareholders’ agreement will be null and void.

3.3.3    Deliveries by Stratus

Subject to the terms and conditions set forth in this Agreement, on the date hereof, Stratus shall deliver the following to the other Parties (the delivery of which may be waived, in writing, by the other Parties):

(a)        all the Definitive Documents to which Stratus is a party duly executed by it;

(b)        evidence that Stratus has been authorized to execute each of the Definitive Document to which it is a party; and

(c)        all other documents, instruments, certificates and writings required to be delivered by Stratus pursuant to the Definitive Documents.

3.3.4    Deliveries by ABI

Subject to the terms and conditions hereof, on the date hereof, ABI shall deliver the following to the other Parties (the delivery of which may be waived, in writing, by the other Parties):

(a)        all the Definitive Documents to which ABI and/or AB is a party duly executed by ABI and/or AB, as the case may be;

(b)        evidence that ABI and AB have been authorized to execute each of the Definitive Documents to which they are parties;

(c)        all other documents, instruments, certificates and writings required to be delivered by ABI and/or AB pursuant to the Definitive Documents.

3.3.5    Closing Events

All of the transactions to occur at the Closing shall be deemed to have occurred simultaneously and neither Party shall have the obligation to consummate any of the transactions referred to in section 3.2 unless all of such actions shall have been consummated simultaneously. All of the transactions and actions listed in sections 3.3.2, 3.3.3 and 3.3.4 above shall be deemed to have taken place simultaneously and no action shall be deemed to have been made until all steps taken at the Closing have been completed in form and substance reasonably satisfactory to Stratus, ABI and AB, and their respective counsels.

3.3.6    Payment by Stratus

Stratus shall deliver to AB the price of the Shares subscribed by Stratus by wire transfers of immediately available funds, within 30 (thirty) days as from the date hereof, to the bank account No. [*], held by AB at agency no. [*] of Banco Itaú BBA S.A. Within said 30 (thirty) day period,

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Stratus shall deliver to all other Parties evidence of the wire transfer of the price of the Shares subscribed by Stratus to the account previously designated by AB.

3.3.7    Additional Investments

Each of SGC and SIL has the right, for a period of up to 60 (sixty) days as of the Closing, to raise investments from additional Investors, in order to complete the Investors Cash Contribution. In the event the totality of the Investors Cash Contribution is not raised within said period, ABI may raise the eventual balance with any third party who shall then also be considered an Investor.

3.3.8    Election of Management

The Shareholders shall elect the board of directors of the Company within 30 (thirty) days as from the date hereof, in accordance with the Shareholders Agreement. The Shareholders shall then require the directors to elect a chief operational officer (“Diretor de Operacõs”) for the Company by March 31, 2010, and a chief executive officer (“Diretor Presidente”) by June 30, 2010.

3.4        ABI Mill Contribution.

ABI hereby agrees, unconditionally and irrevocably, to make the ABI Mill Contribution within 90 (ninety) days as of the date hereof. The Parties hereby agree to take all measures necessary to cause such ABI Mill Contribution, including, without limitation, the Extraordinary General Meeting of Shareholders of AB to resolve on the capital increase to be subscribed by ABI, at the AB Share Price, and to be paid in through such contribution. In the event, for any reason, ABI is not able to make the ABI Mill Contribution within said term, ABI shall have additional 60 (sixty) days to make a capital investment in AB in the amount of R$ 50,000,000 (fifty million Reais) through cash or any other consideration.

SECTION 4

USE OF PROCEEDS; AB EQUITY INTEREST IN USINA BOA VISTA

4.1        Use of Proceeds.

ABI and the Investors agree that R$ 40,000,000 (forty million Brazilian Reais) of the proceeds raised through the ABI Cash Contribution and Investors Cash Contribution shall be used to the purchase price of 40% (forty percent) of the shares of Usina Boa Vista within 90 (ninety) days as of the date hereof (the “Usina Boa Vista Investment Amount”).

4.2        AB Equity Interest in Usina Boa Vista.

ABI and the Investors intend for AB to become the owner of 40% (forty percent) of the outstanding equity in Usina Boa Vista as a result of the following contributions and transactions: (i) the ABI Mill Contribution, and (ii) payment by AB for the equity interest directly acquired by AB in Usina Boa Vista, through (a) the payment in cash of the Usina Boa Vista Investment Amount, and (b) AB entering into a promissory note in an aggregate amount of R$ [*] ([*] Brazilian Reais) for the balance of the Usina Boa Vista purchase price.

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SECTION 5

REPRESENTATIONS AND WARRANTIES

5.1        General Representations and Warranties.

Each of the Parties represents and warrants that:

(i)        it has been duly incorporated, is validly existing and in good standing under the laws of its place of incorporation;

(ii)        it has full power and authority, and has taken all required corporate and other action necessary to execute and deliver this Agreement and to fulfill its obligations hereunder; the execution, delivery and performance of this Agreement shall not violate any applicable law of its places of incorporation;

(iii)       this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies;

(iv)       the execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with, or result in any violation of or default under, or give rise to a right of termination, cancellation or acceleration of any obligation, of any contract, corporate or other documents executed by it; and

(v)        no order, consent, approval or authorization of, or registration, declaration or filing with any governmental authority is required to be obtained in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby.

5.2        Specific Representations and Warranties of AB.

In addition to the representations and warranties set forth in section 5.1 above, the Company hereby represents and warrants that:

(i)        AB has all requisite corporate power and authority to own and operate its properties and assets and carry out its business as now conducted and as presently proposed to be conducted after the ABI Technology Contribution and the ABI Cash Contribution;

(ii)       AB is not a party to any litigation, suit, action, investigation, proceeding, controversy or claim before any governmental authority that could materially and adversely affect the business;

(iii)      AB is not insolvent or unable to pay its debts and has not been held in default by lenders under any debt financing;

(iv)      AB has complied with all applicable laws and has not received any written notice nor has any claim alleging failure to comply with any applicable law and no expenditures are or will be required to comply with any law, except, in any case, in a manner that would not be materially adverse to its business and ability to perform under this Agreement;

(v)        as of the date hereof, the Technology License is in full force and effect and AB is not in violation or default of any term or provision set forth therein. AB has neither performed any act, the occurrence of which would result in AB’s loss of any right granted under the Technology License, nor failed to perform any act, the failure of which would result in AB’s loss of any right granted under the Technology License. To the best of AB’s knowledge and belief, after having carried out any investigation required by law, (i) AB owns or has been granted all necessary Intellectual Property rights to conduct it business as currently conducted, and (ii) use of the Amyris Technology by AB will not infringe the intellectual property rights of any third party. AB has not received any written communications alleging that AB has violated or, by conducting its business as proposed, would violate, infringe or misappropriate any of the Intellectual Property of any other person or entity; and

(vi)      AB has conducted a due diligence review of Usina Boa Vista and shall negotiate reasonable representations and warranties from São Martinho Group in connection with the purchase of the shares of Usina Boa Vista from the São Martinho Group.

SECTION 6

CONFIDENTIALITY

6.1        Confidentiality.

Each of the Parties hereby undertakes to maintain and to procure that its directors, officers, employees, advisers and contractors maintain in absolute confidentiality, any document or information deemed as confidential by the Parties, including documents, information related to this Agreement and its negotiation process. The provisions of this section shall not apply to any information:

(i)        generally available to the public other than through any disclosure by a Party to the other;

(ii)       independently received from a third party who is free from any obligations not to disclose it;

(iii)     in the possession of the recipient, on a non-confidential basis, prior to its receipt from the other Party (as demonstrated by contemporaneous records); and

(iv)      regarding which the recipient is bound by applicable laws or regulations to disclose, provided that such Party notify the other Party of such disclosure with a 24 (twenty-four) hour written notice after the requirement by the relevant authority.

SECTION 7

VALIDITY AND INDEMNITY

7.1        Validity.

All representations, warranties and obligations of the Parties set forth in this Agreement shall be valid as from the date hereof.

7.2        Indemnity.

Each Party shall indemnify and hold harmless the other Parties and their respective directors, officers, employees, Affiliates, controlling Persons, agents and representatives and their successors and assigns from and against any liability, demand, claim, action, assessment, expense, damage or loss (“Losses”)

arising from (i) the breach of any of its obligations hereunder, (ii) from the non¬compliance with any representation or warranty set forth herein. In addition to the foregoing, AB shall indemnify and hold harmless the other Parties and their respective directors, officers, employees, Affiliates, controlling Persons, agents and representatives and their successors and assigns from and against any Losses arising from any illegal act, fact or omission of AB and of any Person who may have served as manager of AB, acting in such capacity within the applicable corporate powers, occurred prior to the Closing.

The right to indemnification arising from the breach of either Party’s obligations hereunder or from the non-compliance with any representation or warranty set forth herein will not be affected by any investigation conducted or knowledge acquired at any time, whether before or after the Closing, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

7.2.1    Payments

(a)        Immediately after having knowledge of any act or fact giving rise to an indemnification under this section 7.2, the applicable Party shall send to the other Parties hereto a notice to that effect with a description of such act or fact and a copy of any relevant document.

(b)        If, despite their best efforts, the Parties are not able reach a mutually acceptable settlement deemed reasonable by all Parties within fifteen (15) days from the receipt of such notice, the applicable indemnified party shall then have forty-eight hours, counted from the end of the negotiations mentioned herein, to send a notice to the indemnifying party, in which such indemnified party shall state whether it wishes to start an indemnification claim and, if so, it shall include reasonable details of the nature and basis for such indemnification claim and the total amount related thereto. Upon receipt of such response notice, the indemnifying party shall have seventy-two hours to either pay or contest the payment of the indemnification claimed by the applicable indemnified party.

(c)        If (A) the indemnifying party contests and does not make the claimed payment, or (B) the indemnified party contests the payment made by the indemnifying party of the indemnification claimed, then the indemnified party may start an arbitration procedure against the indemnifying party, in accordance with section 10.2 of this Agreement. The indemnifying party shall be required to pay any such indemnification within 48 (forty- eight) hours counted as of the date on which a final and non-appealable decision or arbitral award is rendered in favor of the indemnified party with respect to the claim started by the indemnified party against the indemnifying party or as of the date on which a settlement, agreement or compromise is made with respect thereto.

(d)        All payments to the applicable indemnified party shall be in immediately available funds and any indemnification payment must be grossed up to cover any and all taxes payable by the applicable indemnified party on account of such payment.

(e)        In the event the indemnifying party has knowledge of any act or fact giving rise to an indemnification under this section 7.2 and fails to deliver a notice in terms set forth herein to the applicable indemnified party, it shall further indemnify the applicable indemnified party for any additional Losses that such a delay may have caused.

7.2.2    Legal Action or Administrative Proceeding

(a)        In the event that any legal action or administrative proceeding that could give rise to an indemnification under this section 7.2 is filed against or made upon any indemnified party, such indemnified party shall notify the indemnifying party, in writing, as soon as reasonably practical, but in no event later than one third (1/3) of the legal term to present a defense for the respective legal action or administrative proceeding. Such notice shall contain, in reasonable detail, a description of the amounts being claimed and the basis thereto.

(b)        The indemnifying party may either decide to present a defense, counterclaim or pay the amount sought under the legal action or administrative proceeding (including to post a bond for such a defense, if so required), without prejudice to item “f” below.

(c)        The indemnifying party shall bear any and all costs incurred, including reasonable attorney’s fees and court fees, guarantees, as well as expenses incurred in relation to the defense of the legal action or administrative proceeding. In the event the indemnified party receives an order issued by any governmental authority requesting it to make a judicial deposit (or any similar payment) in connection with such legal or administrative proceeding, then such deposit amount shall be reimbursed by the indemnifying party within 48 (forty-eight) hours as of such payment by the indemnified party.

(d)        If the indemnifying party assumes the defense of any legal action or administrative proceeding in accordance with the terms of the preceding sentence, the indemnifying party shall not be entitled to agree to any settlement, agreement or compromise with respect thereto without the prior written consent of the applicable indemnified party, which consent shall not be unreasonably withheld. The applicable indemnified party shall not be required to agree to any settlement, agreement or compromise that (i) does not contain a full release with respect to the respective legal action or administrative proceeding, or (ii) provides for any injunctive or other non- monetary relief.

(e)        In the event that the indemnifying party does not present a defense, counterclaim or pay the amount sought under the legal action or administrative proceeding and notifies the applicable indemnified party within two thirds (2/3) of the period available for the presentation of the relevant defense, the applicable indemnified party shall have the right to assume the defense of the legal action or administrative proceeding. The indemnifying party shall promptly and immediately reimburse the applicable indemnified party for any and all expenses incurred in relation to said Legal Action, whether during an administrative or judicial proceeding, including, but not limited to attorneys’ expenses, court fees, administrative fees and penalties. If the applicable indemnified party assumes the defense of any legal action or administrative proceeding in accordance with the terms of the preceding sentence, such indemnified party shall be entitled to agree to any settlement, agreement or compromise with respect thereto without the prior written consent of the indemnifying party.

(f)        Notwithstanding the above, if the indemnifying party believes the legal action or administrative proceeding filed against or made upon any indemnified party should not give rise to an indemnification under this section 7.2, then the indemnified party may start an arbitration procedure against the indemnifying party, as set forth in section 7.2.1., item “c,” above. In that case, all costs and expenses incurred by the indemnified party in connection with such legal action or administrative proceeding shall be reimbursed by the indemnifying party after the date on which a final and non-appealable decision or arbitral award is rendered in favor of the indemnified party, also as set forth in section 7.2.1., item “c,” above.

SECTION 8

TERMINATION

This Agreement may not be terminated except by the written consent of all the Parties.

SECTION 9

GENERAL PROVISIONS

9.1        Entire Agreement.

This Agreement shall constitute the entire agreement between the Parties hereto and supersede and replace all other agreements and understandings, verbal or written, among the Parties with respect to the subject matter of this Agreement. No amendment or modification of any provision of this Agreement shall be effective unless it is done in writing and signed by each of the Parties.

9.2        Severability.

The invalidity of one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole unless the invalid provision was of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid provision. The Parties shall negotiate in good faith to substitute any invalid provisions with other provisions that may substantially achieve their original intentions.

9.3        Waiver.

Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The failure of any Party at any time to enforce any provision of this Agreement shall not in any way affect its rights to require performance thereof, nor shall the waiver of any breach of any provision hereof be taken or held to be a waiver of any succeeding breach of any such provision or as a waiver or a novation (novacão) of the provision itself.

9.4        Assignment.

No Party may directly or indirectly transfer any of its rights and obligations under this Agreement to any third party, without the prior written consent of the other Parties, provided, however, that Stratus may transfer any of its rights and obligations under this Agreement to any of its Affiliates without the need of prior written consent of the other Parties.

9.5        Costs and Expenses.

Each Party shall bear all costs and expenses incurred by it in connection with the preparation, negotiation and delivery of this Agreement. However, in connection with the Closing, AB shall either pay directly or reimburse the Investors and ABI (the latter at ABI’s election) for reasonable transaction-related expenses, not to exceed R$ 250,000 (two hundred and fifty thousand Brazilian Reais) for each of ABI and the Investors. In the case of ABI, reasonable transaction related expenses shall be deemed to include any IOF or similar taxes associated with the ABI Cash Contribution and the ABI Mill Contribution.

9.6        Notices.

All notices, requests, claims and other communications hereunder shall be in writing and communicated to the receiving party either by hand, or sent by registered mail, electronic mail or facsimile and addressed as follows or to such other addresses as may from time to time be notified by any Party to the other Party:

If to ABI:

AMYRIS BIOTECHNOLOGIES, INC.

Address: 5885 Hollis Street, Suite 100, Emeryville, California 94608, USA

Telephone: +1 510 740-7416

Fax: +1 510 842 1460

E-mail: tompkinsgamyris.com

Attn: Tamara Tompkins - General Counsel

If to the Investors:

STRATUS GESTAO DE CARTEIRAS LTDA.

Address: Rua Funchal, 129, 13th floor, São Paulo, SP, Brazil

Telephone: +55 11 2166-8800

Fax: +55 11 2166-8801

E-mail: acamoes@stratusbr.com

Attn: Alberto Camões

Copy to:

MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS

Address: Avenida Brigadeiro Faria Lima, 3144, 11th floor

Telephone: +55 11 3150-7647

Fax: +55 11 3150-7071

E-mail: mau@mmso.com.br

Attn.: Mauro Cesar Leschziner

If to AB:

AMYRIS BRASIL S.A.

Address: Rua James Clerk Maxwell, 315, Campinas, SP, Brazil

Telephone: +55 19 3783-9450

Fax: +55 19 3283-0005

E-mail: collier@amyris.com

Attn: Roel Collier

9.6.1    Delivery of Notice.

Any notice served by hand shall be deemed to have been served upon delivery. Any notice served by prepaid registered mail shall be deemed to have been served upon evidenced receipt. Any notice served by e-mail or facsimile shall be deemed to have been served when sent, provided that evidence has been produced showing that the notice has been sent to the facsimile number/e-mail address, as indicated in this Agreement.

9.6.2    Change of Data.

In case of any change of data, if the new information is not notified by the relevant Party to the other Party, all notices sent to the previous addresses shall be deemed to have been duly served.

9.7        Language.

This Agreement shall be executed in the English and Portuguese languages, provided that the English version shall prevail, including in arbitration, and excluding when in proceedings before Brazilian courts, in which the Portuguese version shall prevail.

SECTION 10

GOVERNING LAW AND DISPUTE RESOLUTION

10.1        Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of Brazil.

10.2        Dispute Resolution.

Any dispute, controversy or claim by and among the Parties to this Agreement, arising out of or relating to this Agreement, or the breach, termination or validity hereof, shall be settled by arbitration in accordance with the Rules of Arbitration of the Câmara de Comércio Brasil-Canadá (the “Rules of Arbitration”). The decision of the arbitrators shall be final and binding upon the Parties with no further appeal, recourse or review. Until such decision, the Parties agree to keep the arbitration procedure on a confidential basis, except to the extent necessary for any interim or conservatory measures permitted under the Rules of Arbitration.

10.2.1    Arbitration Place.

The place of arbitration shall be in the City of São Paulo, State of São Paulo, Brazil, where the arbitration award shall be rendered.

10.2.2    Arbitration Language.

The language of the arbitration shall be English.

10.2.3    Judicial Measures.

Without prejudice to this section 10.2 and without limiting any other powers the arbitrators may have, the Parties remain fully entitled to request judicial measures: (a) in order to obtain preliminary and urgent measures (medidas cautelares) prior to the formation of the arbitral tribunal, and such judicial recourse shall not be interpreted as a waiver of the arbitration as set forth in this section; and (b) to enforce any arbitral decision, including the final award. For that purpose, the Parties elect the courts of the city of São Paulo, State of São Paulo, Brazil, being waived any other no matter how privileged it may be. The Parties recognize that any provisional or urgent matter granted by judicial courts shall be, necessarily, reviewed by the arbitral tribunal, which shall decide on its ratification, revision or cancellation.

IN WITNESS hereof, this Agreement is executed in 4 (four) counterparts of the same form and content, in the City of São Paulo, State of São Paulo, Brazil, on December 22, 2009.

(Signature pages below)

(Signature pages of the Investment Agreement, entered into by Fundo Mútuo de Investimento em Empresas Emergentes Inovadoras Stratus GC Ill, Amyris Biotechnologies, Inc., Amyris Brasil S.A. and, as intervening party, Stratus Investimentos Ltda., dated December 22, 2009.)

LIST OF EXHIBITS

1.	Technology License

2.	Copy of the Binding Agreement entered into by and among ABI and Usina Boa Vista

3.	Shareholders Agreement

4.	Copy of ABI Convertible Loans

EXHIBIT 1

LICENSE AGREEMENT BETWEEN ABI AND AB

LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”), effective as of March 27, 2008 (the “Effective Date”), is made by and between AMYRIS BIOTECHNOLOGIES, INC., a California corporation with a principal place of business at 5885 Hollis St., Ste. 100, Emeryville, CA 94608 (“ABI”), and. AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTIVEIS LTDA., a company organized and existing as a “sociedade limitada” under the laws of Brazil with headquarters in the city of Campinas, state of São Paulo, at Rua James Clerk Maxwell, n° 315, Techno Park, CEP 13069-380, registered with the CNPJ/MF under n° 09.379.224/0001-20 (“AB”). ABI and AB are each a “Party” hereto, and collectively are the “Parties.”

BACKGROUND

WHEREAS, ABI is a technology company which is focused on the research, development and commercialization of a variety of renewable fuel and chemical products;

WHEREAS, ABI has developed a proprietary microbial production technology which converts sugars derived from various plant sources, including sugar cane, into renewable fuel and chemical products;

WHEREAS, ABI formed AB as a wholly owned subsidiary with the intent of having AB hold certain rights to such technology in Brazil;

WHEREAS, AB intends to (a) acquire, own and manage sugar cane and ethanol mills in Brazil, and to convert such mills to the production of renewable fuel and chemical products using such technology; and (b) enter into commercial arrangements with other mills in. Brazil pursuant to which such mills would convert a portion of their assets to the production of renewable fuel and chemical products using such technology;

WHEREAS, ABI desires to license to AB the right to use certain ABI technology and the right to use certain ABI trade names and ABI trademarks (a) on an exclusive basis, to develop, make, have made, use, sell, distribute and market certain renewable fuel and chemical products in Brazil, with the right to grant limited sublicenses to such technology, trade names and trademarks to mills located in Brazil, and (b) on a nonexclusive basis, to sell, distribute and market certain renewable fuel and chemical products outside of Brazil, in each ease under the terms and conditions set forth herein, and AB desires to obtain such licenses; and

WHEREAS, in consideration of the licenses granted herein, AB desires to (a) license back to ABI the right to use any developments and improvements derived from or related to the ABI technology that are or become owned or controlled in whole or in part by AB outside of Brazil for any purpose on the terms and conditions set forth herein (subject only to AB’s nonexclusive license rights), and (b) permit ABI to assist patent prosecution and enforcement matters relating to such developments and improvements, under the terms and conditions set forth herein, and ABI desires to obtain such a license and such rights;

NOW, THEREFORE, on the terms and subject to the conditions set forth herein, the Parties hereby agree to enter into this Agreement upon the following terms and subject to the following conditions:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following definitions will apply:

1.1        “ABI Base Technology” means Patents, Production Strains and Know-How associated with such Patents and Production Strains, in each case that are (a) necessary for the development, manufacture, use, sale and distribution of Renewable Fuel Products and Renewable Chemical Products in Brazil and (b) Controlled by ABI as of the Effective Date of this Agreement. Patents and Production Strains within the ABI Base Technology are listed on Schedule 1, attached hereto and incorporated herein by reference.

1.2        “ABI Improvements” means any Patents, Production Strains and Know-How associated with such Patents and Production Strains comprising Improvements that (a) are necessary for the development, manufacture, use, sale and distribution of Renewable Fuel Products and Renewable Chemical Products in Brazil and (b) become Controlled by ABI during the Term of this Agreement. Schedule 1 will be amended by the Parties from time to time to reflect the inclusion of Patents and Production Strains included within ABI Improvements.

1.3 “ABI Technology” means the ABI Base Technology and the ABI. Improvements.

1.4        “AB Improvements” means any Improvements and any other Patents, Production Strains or Know-How that are (a) Controlled by any AB Party as of the Effective Date or become Controlled at any time during the Term of this Agreement and for a period of five years after expiration of the Term of this Agreement, or (b) made, developed or created by or on behalf of any AB Party, or their employees or agents, solely or jointly with any Third Party, during the Term of this Agreement and for a period of five years after expiration of the Term of this Agreement in each case in connection with the exercise of its rights hereunder or otherwise through use of based upon, derived from or incorporating any ABI Technology. AB Improvements shall include, without limitation: (i) Improvements to the ABI Technology, (ii) Improvements to Joint Improvements, and (iii) Improvements to other AB Improvements.

1.5        “AB Parties” means AB, its successors and permitted assigns and its, or their permitted sublicensees.

1.6        “Confidential Information” has the meaning set forth in Section 5.1.

1.7        “Control” (including any variations such as “Controlled” or “Controlling”) means, in the context of. Patents, Production Strains, Know-How, Improvements and Licensed Marks, rights to such Patents, Production Strains, Know-How, Improvements and Licensed Marks sufficient to grant the applicable license or assignment under this Agreement without violating the terms of any arrangement with any Third Party.

1.8        “Improvements” means all enhancements, modifications and revisions, whether or not protectable under intellectual property laws, based upon, derived from or incorporating any ABI Technology or other applicable technology in which ABI holds any right, title or interest.

1.9        “Joint Improvements” means any Patents, Production Strains or Know-How that are made, developed or created jointly by or on behalf of ABI and by or on behalf of any AB Party, or their employees or agents, during the Term of this Agreement and for a period of five years after expiration of the Term of this Agreement.

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1.10        “Know-How” means non patented information and tangible materials, including: (a) technical and non-technical data, specifications, formulae, compounds, formulations, assays, designs, results, information, conclusions, interpretations, inventions, developments, discoveries, ideas, improvements, and trade secrets; (b) methods, databases, tests, procedures, processes and techniques; (c) biological material, including strains, progeny, clones, vectors, recombinant DNA and samples; and (d) other know-how and technology.

1.11        “Licenses” has the meaning set forth in Section 2.1.

1.12        “Licensed Marks” means, collectively, (a) the trade name “Amyris”; (b) the logo set forth on Schedule 2, attached hereto and incorporated herein by reference; (c) the additional trademarks listed on Schedule 3, attached hereto and incorporated herein by reference; and (d) such future marks as determined by ABI in its sole discretion from time to time as appropriate for the development, manufacture, use, sale or distribution of Renewable Fuel Products and. Renewable Chemical Products in Brazil. Schedule 3 and Schedule 4 (Requirements of Licensed Marks Use), attached hereto and incorporated herein by reference, will be amended by the Parties from time to time to reflect the inclusion of such future marks and appropriate requirements for the use of such marks.

1.13        “Patents” means any patents and patent applications, together with all additions, divisions, continuations, continuations-in-part, substitutions, reissues, re-examinations, extensions, registrations, patent term extensions, supplemental protection certificates, renewals, and the like with respect to any of the foregoing.

1.14        “Production Strain” means recombinant yeast that: has been genetically engineered by or on behalf of ABI (which shall be deemed to include any Production Strains made by AB on behalf of ABI) to make a five carbon (C5), ten carbon (C10), or a fifteen carbon (C15) isoprenoid product during fermentation.

1.15 “Term” has the meaning set forth in Section 9.1,

1.16        “Third Party” means any person, corporation, joint venture or other entity, other than ABI or AB or their respective permitted successors and assigns.

1.17        “Renewable Chemical Products” means a compound made directly by a Production Strain for use, in industrial operations or in the commodity chemicals industry as a raw material which is then converted to a product of interest by formulation or by a chemical change in the compound. The term excludes use of a compound made directly by a Production Strain, including derivatives thereof, for use in pharmaceutical formulations, drugs and as ingredients in food.

1.18        “Renewable Fuel Products” means a combustible material that (a) is used to generate energy (heat or power), and (b) is derived from a product made by a Production Strain.

ARTICLE 2

TECHNOLOGY LICENSES

2.1        ABI Technology License Grant.

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(a)

Grant. Subject to the terms and conditions of this Agreement, ABI hereby grants to AB (i) an exclusive royalty-free right to the ABI Technology to develop, make, have made use, sell, distribute and market Renewable Fuel Products and Renewable Chemical Products in Brazil; and (ii) a non-exclusive royalty-free right to the ABI. Technology to sell, distribute and market. Renewable Fuel Products and Renewable Chemical Products outside of Brazil The foregoing grant is achieved by a grant of multiple licenses on a Patent-by-Patent and a Production Strain-by-Production Strain basis (collectively, the “Licenses”), whereas each such License includes the Know-How associated with the Patent or Production Strain covered by such License. The foregoing Licenses include the right to grant limited sublicenses in accordance with Section 2.2.

(b)

Term. The term of each License will be determined on a License-by-License basis as follows: (i) each License to a Patent will expire upon the expiration of the term of the applicable Patent, unless earlier terminated as permitted herein; and (ii) each License to a Production Strain will expire upon the expiration of the applicable Patent, if any, covering such Production Strain or, if there is no Patent covering such Production Strain, then upon expiration of the last License to a Patent hereunder.

2.2        Sublicense Rights to ABI Technology. AB may grant limited sublicenses under the Licenses granted under Section 2.1 to sugar cane and ethanol mills in Brazil that are being converted either by AB in its capacity as a shareholder in such mills, or by the mill itself pursuant to a commercial agreement with AB, to the production of Renewable Fuel Products and Renewable Chemical Products in Brazil. Each sublicense will be in a form approved in advance by ABI, as determined by AST in its sole discretion and may be granted only under the following terms and conditions unless otherwise agreed to by ABI in writing in its sole and absolute discretion:

(a)

Each such sublicense will only permit the sublicensee to develop, make and have made Renewable Fuel Products and Renewable Chemical Products in Brazil (or for that subset of uses and for such subset of Renewable Fuel Products and Renewable Chemical Products that are determined by AB in such sublicense.)

(b)	Each such sublicense will not conflict with, and will be expressly subordinate to, the terms and conditions of this Agreement. In the event of a conflict, the terms of this Agreement shall prevail.

(c)	Each such sublicense will prohibit the sublicensee from further sublicensing.

(d)	AB will remain responsible to ABI under each sublicense for all the obligations of AB under this Agreement.

(e)

Upon the expiration or earlier termination of this Agreement, at the option of ABI, all sublicenses granted hereunder will either continue with ABI succeeding AB as licensor, or automatically terminate, as determined by ABI in its sole discretion.

(f)	Promptly following the execution of each sublicense, AB will provide ABI with an executed copy of such sublicense agreement.

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For the avoidance of doubt, if AB desires to transfer any ABI Technology, including without limitation any Production Strain or any other tangible biological material received from ABI or derived from any materials received from ABI, to any Third Party to pursue development or scale-up work consistent with the license rights granted hereunder, such transfer must also be documented on the terms required for sublicenses set forth above.

2.3        AB License Grant Back to AB Improvements. AB hereby grants to ABI an exclusive fully paid-up, perpetual, irrevocable, royalty-free right and license, including the right to grant sublicenses in ABI’s sole and absolute discretion, to use the AB Improvements on an exclusive basis (subject only to AB’s nonexclusive license rights granted by ABI hereunder) to develop, make, have made, use, sell, have sold, distribute, have distributed and market Renewable Fuel Products and Renewable Chemical Products and for any other purpose whatsoever worldwide, excluding Brazil. AB will not grant rights to any Third Party to AB Improvements inconsistent with this Agreement.

2.4        AB License Grant Back to AB Interest in Joint Improvements. AB hereby grants to ABI an exclusive (even as to AB) fully paid-up, perpetual, irrevocable, royalty-free right and license, including the right to grant sublicenses ABI’s sole and absolute discretion, to use AB’s interest in the Joint Improvements (subject only to AB’s nonexclusive license rights granted by ABI hereunder) (a) worldwide, excluding Brazil, to develop, make, have made, us; sell, have sold, distribute, have distributed and market Renewable Fuel. Products and Renewable Chemical Products and for any other purpose whatsoever and (b) in Brazil, for any purpose other than developing, making, having made, using, selling, having sold, distributing, having distributed and marketing Renewable Fuel Products and Renewable Chemical Products. AB will not grant rights to any Third Party to AB’s interest in the Joint Improvements inconsistent with this Agreement. For the avoidance of doubt, the Parties hereby affirm that they (i) intend for the foregoing provisions to mean that AB shall grant back to ABI the rights AB otherwise have to use AB’s interest in the Joint Improvements for the purposes described in clauses (a) and (b; (ii) agreed to such rights after due diligence, careful deliberation and consultation with counsel; and (iii) agree that neither Party shall require the permission of the other Party to use the rights granted to such other Party in this Section 2.4 notwithstanding that the law of jurisdictions Other than the State of California, United States of America might otherwise grant such other Party pre-approval, prior consent or other similar blocking or permission rights.

2.5        No Other Rights. Except as expressly granted herein, no right, title or interest is granted by ABI to AB. In addition, any license granted by ABI under this Agreement is subject to applicable laws and regulations, including United States laws and regulations as shall from time to time govern the license and delivery of technology and products between the United States and other countries, including the United States Foreign Assets Control Regulations, Transaction Control Regulations and Export Control Regulations, as amended, and any successor legislation issued by the Department of Commerce, International Trade Administration, Office of Export Licensing, which laws and regulations may restrict ABI’s ability to grant the license or deliver the AIM Technology. In the event any such restrictions are found to apply, the Parties will work together in good faith to comply with requirements to lift or otherwise satisfy such restrictions. The costs of any activities in connection therewith will be borne by AB.

ARTICLE 3

TRADEMARK LICENSE GRANTS

3.1        Grant of Trademark License. Subject to the terms and conditions of this Agreement, ABI hereby grants to AB an exclusive license, without the right to sublicense, to use the Licensed Marks in

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Brazil to practice the ABI Technology to develop, make, have made, use, sell, distribute and market Renewable Fuel Products and. Renewable Chemical Products in Brazil. The term of such license will expire, unless earlier terminated as permitted herein, upon the earlier of (a) fifteen (15) years from the Effective Date, and (b) the expiration of all of the Licenses granted in Section 2.1.

3.2        Acknowledgment of Rights. AB acknowledges that ABI is the owner of the Licensed Marks, and that all use of the Licensed Marks by AB inures to the benefit of ABI. AB further acknowledges that the Licensed Marks embody substantial goodwill and enjoy favorable public recognition, and that ABI’s rights therein constitute valuable assets of ABI.

3.3        Quality Control. In order to protect the goodwill and reputation associated with the Licensed Marks, AB agrees that AB will provide ABI with representative specimens of advertising and promotional materials showing. AB’s use of the Licensed Marks and will use the Licensed Marks in publicly disseminated materials in the manner set forth in the requirements of Requirements of Licensed Marks Use set forth on Schedule 4 attached hereto. Any deviation from the Requirements of Licensed Marks Use must be approved by ABI in writing.

3.4        Trademark Maintenance. During the Term of this Agreement, ABI at its own cost, will be responsible for maintaining and renewing registrations for the Licensed Marks. AB will cooperate with ABI in its efforts to protect the Licensed Marks in Brazil, including exerting its best efforts to exploit the Licensed Marks so as to maintain their validity in the territory of Brazil. ABI will timely notify AB of its decision not to maintain registration for any of the Licensed Marks in Brazil. If registration of AB as a registered user of the Licensed Marks is required, AB will bear all expenses, including government fees and attorney and trademark agent fees, relating to such registration.

3.5        Licensed Mark Infringement.

(a)

Enforcement of Licensed Marks. If either Party becomes aware of any use by any Third Party of any name, mark or designation that infringes or is likely to infringe any of the Licensed Marks in Brazil, that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in ABI’s sole discretion. If requested by ABI, AB will join with ABI at ABI’s expense in such action as ABI in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, AB will cooperate to the extent reasonably required by ABI to stop such infringement or act, and, if so requested by ABI, will join with ABI as a party to any action brought by ABI for such purpose. ABI will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. Any recovery as a result of such action shall belong solely to ABI.

(b)

Infringement of Third Party Marks. If AB receives any written notice or claim that the use by AB of the Licensed Marks infringes the intellectual property rights of a Third Party, then AB will promptly so notify ABI in writing. ABI shall have the right, but not the obligation, to defend against any such claim. If requested by ABI, AB will join with ABI at ABI’s expense in such action as ABI in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, AB will cooperate to the extent reasonably required by ABI, and, if so requested by ABI, will join with AM as a party to any action

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brought by ABI for such purpose. ABI will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable.

ARTICLE 4

DILIGENCE; REPORTING

4.1        Diligence. AB will use commercially reasonable efforts, consistent with prudent and reasonable business practices and judgment, to develop, make, and have made, directly or through its permitted sublicensees, and to use, sell, distribute and market Renewable Fuel Products and Renewable Chemical Products in Brazil. AB shall permit auditors or inspectors appointed by ABI to have access during ordinary business hours and as may be necessary to monitor compliance of AB with this Agreement.

4.2        AB Reporting. During the Term of this Agreement, AB will keep ABI informed as to the activities of AB and its sublicensees with respect to the development, manufacture, use, sale or distribution of Renewable Fuel Products and Renewable Chemical Products or otherwise involving the ABI Technology. In connection therewith, AB will deliver, to ABI, and will cause its sublicensees to deliver to ABI, no less frequently than quarterly, a written report summarizing in reasonable detail progress with respect to such activities, since the last such report, including without limitation any AB Improvements and Joint Improvements which have arisen during such time period.

4.3        ABI Reporting. During the Term of this Agreement, ABI will keep AB informed annually as to any ABI Technology or marks, trade names or trademarks that have become subject to any license under this Agreement.

ARTICLE 5

CONFIDENTIALITY

5.1        Confidential Information. The Parties understand and agree that in the performance of this Agreement each party may have access to proprietary or confidential data or information of the other Party, including, but not limited to, trade secrets, intellectual property, services and/or the business, finances, or affairs of either Party (“Confidential Information”). Confidential Information may be communicated orally, visually, in writing or in any other recorded or tangible form. All data and information shall be considered to be Confidential Information hereunder (i) if either Party has marked them as such, (ii) if either Party, orally (to be reduced to writing) or in writing, has advised the other Party of their confidential nature, or (iii) if, due to their character or nature, a reasonable person in a like position and under like circumstances would treat them as confidential.

5.2        Disclosure of Confidential Information. Each Party will maintain in confidence and not disclose to any third party any Confidential Information of the other Party. Each Party will use the Confidential Information of the other Party only for the purposes of this Agreement Each Party will ensure that access to Confidential Information will be provided to its employees and officers only on a need to know basis if such employees and/or officers must be familiar with the same in connection with the performance of their duties. Such employees and officers must be informed that the Confidential Information may be used only as permitted under this Agreement and must be obligated in writing to abide by such, Party’s obligations under this Agreement. The receiving party shall immediately notify the

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disclosing party of any unauthorized disclosure or use of any Confidential Information by the disclosing party that comes to receiving party’s attention and shall take all action that the disclosing party reasonably requests to prevent any further unauthorized use or disclosure thereof. AB will cause each and every officer and employee and worker of AB who is likely to acquire knowledge of any Confidential Information of ABI to keep the confidentiality of such Confidential Information and agrees to prepare a written statement of undertaking agreeing that it will comply with the provisions of this Article 5.

5.3        Exceptions. The provisions of this Article 5 will not apply, or will cease to apply, to Confidential Information supplied by the disclosing party if the disclosing party demonstrates by written evidence that (i) was in the receiving party’s possession without restriction on use or disclosure prior to receipt from the disclosing party as shown by files existing at the time of disclosure, (ii) has come into the public domain other than through a breach of confidentiality by the receiving party, (iii) was developed independently by employees of the receiving party or by persons who have not had access to the disclosing party’s Confidential Information, (iv) was or is lawfully obtained, directly or indirectly, by the receiving party from a third party under no obligation of confidentiality, or (v) is required to be disclosed pursuant to any statutory or regulatory provision or court order; provided, however, that the receiving party provides notice thereof to the disclosing party, together with the statutory or regulatory provision, or court order, on which such disclosure is based, as soon as practicable prior to such disclosure so that the disclosing party has the opportunity to obtain a protective order or take other protective measures as it may deem necessary with respect to such information.

5.4        Survival. The obligations of the Parties under this Article 5 shall remain in effect for five (5) years from the date of termination or expiration of this Agreement.

ARTICLE 6

INTELLECTUAL PROPERTY; PATENT PROSECUTION AND MAINTENANCE

6.1        Ownership of Patents and Know-How.

(a)        ABI Technology. As between the Parties, ABI will own all right, title and interest in and to the ABI Base Technology and the ABI Improvements, subject only to the licenses set forth herein.

(b)        AB Improvements. As between the Parties, AB will own all right, title and interest in and to the AB Improvements, subject only to the licenses set forth herein and the rights conferred in Section 6.2.

(c)        Joint Improvements. The Parties will jointly own own all right, title and interest in and to the Joint Improvements, subject only to the licenses set forth herein and the rights conferred in Section 6.2.

6.2        Patent Strategy and Prosecution. ABI shall have the sole right to (i) determine the process for protecting the ABI Technology, the Joint Improvements and the AB Improvements worldwide, including whether or not to obtain patent protection and in what countries, and (ii) at its own expense, but without obligation, to prepare, file, prosecute and maintain throughout the world any and all Patents claiming or relating to the ABI Technology, the Joint Improvements and the AB Improvements. For the avoidance of doubt, the Parties hereby affirm that they intend for the foregoing provisions to apply and be upheld as an agreement reached between the Parties after due diligence, careful deliberation and consultation with counsel, notwithstanding that the law of jurisdictions other than the State of California, United States of America might otherwise not permit, uphold or otherwise enforce the granting of such rights.

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6.3        Cooperation and Assistance. AB will provide to ABI and/or its designee, and AB will cause any and all relevant AB Parties to provide to ABI, as reasonably requested by ABI and at ABI’s expense (including reasonable attorney’s fees and other reasonable legal expenses), full cooperation and assistance (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documentation as may be reasonably required): (i) in order to allow ABI to apply for, register, obtain, maintain, defend, and enforce the Patents for which ABI has control under Section 6.2 and/or its rights therein; (ii) in connection with the prosecution or defense of any interference, opposition, re-examination, reissue, infringement, declaratory judgment, or other judicial or legal administrative proceedings that may arise in connection with such. Patents (including the validity and/or enforceability thereof) and/or any Production Strains, Know-How or other intellectual property owned by ABI (including testifying as to any facts, production of any documents, responses to any requests or demands relating to such Patents, Production Strains and/or Know-How); and/or (iii) in order to perfect the delivery, assignment, and conveyance to ABI, its successors, assigns, and nominees, of the entire right, title, and interest in and to all ABI Technology.

6.4        Enforcement of Patents. In the event either Party becomes aware of any activity that infringes or is likely to infringe the ABI Technology, the AB Improvements or the Joint Improvements, that Party will notify the other Party promptly in writing of the actual or threatened infringement. Whether to take action will be in ABI’s sole discretion whenever the infringement involves ABI’s rights. If requested by ABI, AB will join with AM at ABI’s expense in such action as ABI in its reasonable discretion may deem advisable for the protection of rights. In connection therewith, AB will cooperate to the extent reasonably required by ABI to stop such infringement or act, and, if so requested by ABI, will join with ABI as a party to any action brought by ABI for such purpose. ABI will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable. Any recovery as a result of such action shall belong solely to ABI.

6.5        Infringement of Third Party Rights. In the event either Party receives any written notice or claim that the use of the ABI Technology, the AB Improvements or the Joint Improvements infringes or is likely to infringe, the intellectual property rights of a Third Party, then that Party will notify the other Party promptly in writing. Whether to take action to defend against, any such claim will be in ABI’s sole discretion. If requested by ABI, AB will join with ABI at ABI’s expense in such action as ABI in its reasonable discretion may deem advisable for the protection of its rights. In connection therewith, AB will cooperate to the extent reasonably required by ABI, and, if so requested by ABI, will join with ABI as a party to any action brought by ABI for such purpose. ABI will have full control over any action taken, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it, and otherwise to make any decision in respect thereto as it in its discretion deems advisable, For the avoidance of doubt, the Parties hereby affirm that they intend for the foregoing provisions to apply and be upheld as an agreement reached between the Parties after due diligence, careful deliberation and consultation with counsel, notwithstanding that the law of jurisdictions other than the State of California, United States of America might otherwise not, permit, uphold or otherwise enforce the granting of such rights.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

ABI hereby represents and warrants to AB and AB hereby represents and warrants to ABI that as of the Effective Date:

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(a)        They have the full right, power and authority to enter into this Agreement, this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms;

(b)        The execution, delivery and performance of this Agreement does not conflict with, or constitute a breach or default under any of its charter or organizational documents, any law, order or judgment or governmental rule or regulation applicable to it, or any material agreement, contract commitment or instrument to which it is a party; and

(c)        They shall comply in all material respects with all applicable laws, rules, regulations and other governmental requirements relating to or affecting its performance under this Agreement, and shall obtain and maintain all governmental permits, licenses and consents required in connection therewith.

ARTICLE 8

INDEMNIFICATION; INSURANCE

8.1        Indemnification. AB agrees to defend, indemnify and hold harmless ABI and its directors, officers, shareholders, employees, and agents (collectively, the “ABI Indemnitees”) from and against any and all suits, claims, actions, or demands (“Claims”), and any liabilities, damages, costs, expenses and/or losses incurred, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), suffered or sustained by any ABI Indemnitee, or to which an ABI Indemnitee becomes subject, arising out of or attributable to any of the following: (a) a breach by AB or a AB Party or its or their respective directors, officers, employees, agents, successors, assigns or sublicensees of a representation, warranty, covenant or agreement made or undertaken by AB under this Agreement; (b) the practice of any license granted by ABI to AB pursuant to this Agreement or any other use of the ABI Technology, the Joint Improvements, the Licensed Marks or Airs Confidential Information by AB or a AB Party or its or their respective directors, officers, employees, agents, successors, assigns or sublicensees; or (c) the negligence, recklessness or willful misconduct of AB or a AB Party or its or their respective directors, officers, employees, agents, successors, assigns or sublicensees. ABI and any ABI Indemnitee may, at its option and expense, be represented by counsel of its choice in any action or proceeding with respect to any such Claim or Loss. AB will not settle any Claim or Loss if such settlement: (i) does not fully and unconditionally release the ABI Indemnitees from all liability relating thereto; or (ii) adversely impacts the rights granted to any ABI Indemnitee under this Agreement, unless each affected ABI Indemnitee otherwise agrees in writing.

8.2        Insurance. At any time, promptly upon ABI’s request, AB will obtain and maintain, at its sole cost and expense, comprehensive general liability insurance providing reasonable coverage in. respect of AB’s activities under this Agreement and in its practice of the licenses granted hereunder. AB will provide ABI with written evidence of such insurance upon ABI’s request.

ARTICLE 9

TERM AND TERMINATION

9.1        Term. This Agreement will commence on the Effective Date and, unless earlier terminated as permitted herein, will continue until the expiration of all of the Licenses granted in Section 2.1 (the “Term”).

9.2        Termination by AB. AB may terminate this Agreement at any time upon sixty (60) days written notice to ABI.

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9.3        Termination by ABI. The failure by AB to comply with any of the material obligations contained in this Agreement shall entitle ABI to give notice to have the default cured. If such default is not cured within sixty (60) days, or diligent steps are not taken to cure if by its nature such default could not be cured within sixty (60) days, ABI shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies that may be available to it, to terminate this Agreement. In addition, ABI may terminate this Agreement upon ABI’s written notice to AB in the event that (a) such termination is necessary to comply with any order, decree or request of the government of either Party hereto or of any court department or agency thereof; (b) normal conduct of the business of AB as a private enterprise ceases or is substantially altered as a consequence of any action taken by governmental, judicial, or any other authority; or (c) AB makes a general assignment for the benefit of creditors, is the, subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against AB, or has a receiver or trustee appointed for all or substantially all of its property.

9.4        Effect of Expiration and Termination. Upon the expiration or termination of this Agreement for any reason: (a) all licenses under this Agreement immediately terminate, except that, at the option of ABI, all sublicenses granted hereunder may continue as determined by ABI in its sole discretion; (b) AB and its sublicensees will cease using the ABI Technology for any and all purposes (except for uses under sublicenses continued as determined by ABI in its sole discretion); (c) within thirty (30) days of termination, AB will return or destroy, at its own expense, all tangible Know-How provided by, or owned by, ABI to ABI in accordance with written instructions from ABI; and (d) each. Party will return, at its own expense, to the other Party all Confidential Information of the other Party within thirty (30) days of termination.

9.5        Survival of Obligations. The termination or expiration of this Agreement shall not relieve the Parties of any obligations accruing prior to such termination, and any such termination shall be without prejudice to the rights of either Party against the other. The provisions of Sections 2.2, 2.3, 2.4, 2.5, 3.5, 8.1, 9.4 and 9.5 and Articles 5, 6, 7 and 10 shall survive any termination of this Agreement.

ARTICLE 10

MISCELLANEOUS

10.1        Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with the laws of the State of California, United States of America, as if entered into by California residents and executed and wholly performed within the State of California. Any dispute as to the performance, enforcement, validity, or interpretation of this Agreement shall be brought only in a federal court of competent jurisdiction (or a state court if no federal court has jurisdiction) located in the Northern District of California, and the Parties hereby submit to the exclusive jurisdiction and venue of such courts. For the avoidance of doubt, the Parties hereby affirm that they intend for the laws of the State of California to apply to the interpretation and enforcement of this Agreement as a whole as well as each provision set forth herein, including, without limitation: all matters set forth in the Recitals, Article 2 and Article 6. The Parties’ decision to designate the laws of the State of California as the- governing law of this Agreement was reached after due diligence, careful deliberation and consultation with counsel and the Parties intend for this to be upheld and enforced notwithstanding that certain activities and obligations under this Agreement shall be performed outside the State of California and/or outside the United States of America.

10.2        Entire Agreement. This Agreement (including all Schedules attached hereto) contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous, express and implied, agreements, understandings, and representations, either written or oral, which may have related to the subject matter hereof in any way.

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10.3        Assignment. This Agreement may not be assigned or otherwise transferred, nor, except as otherwise expressly provided in this Agreement, may any right or obligation under this Agreement be assigned or otherwise transferred, by AB, including without limitation any assignment or transfer in connection with a change of control or otherwise by operation of law, without the consent of ABI. Any permitted assignee shall assume all obligations of AB under this Agreement. Any purported assignment by AB in violation of this Agreement shall be void. This Agreement shall be binding upon, and inure to the benefit of, each Party, its successors and permitted assigns.

10.4        Waiver; Amendment. Except as otherwise expressly provided in this Agreement, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of any Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. No alteration, amendment, change, or addition to this Agreement will] be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.

10.5        Notices. Any notice or other communication required or permitted to be given under this Agreement must be in writing, in the English language, must specifically refer to this Agreement, and will be deemed given on the date delivered to the receiving Party if and when (a) delivered personally with a signed receipt of personal delivery; (b) sent by facsimile (receipt electronically verified and a copy promptly sent by personal delivery, registered or certified mail or courier as provided herein); (c) sent by internationally recognized courier providing evidence of receipt; or (d) sent by registered or certified mail, postage prepaid, return receipt requested. All such notices will be addressed to the Parties as follows (or such other address or facsimile number for a Party as may be specified by like notice):

For ABI:	Amyris Biotechnologies, Inc.
5885 Hollis St., Ste. 100
Emeryville, CA 94608
Fax: (510) 740-7416
Attn: General Counsel

For AB:	Amyris do Brasil Pesquisa e Desenvolvimento de
Biocombustiveis Ltda.
Rua James Clerk Maxwell, n° 315
Techno Park, Campinas, São Paulo, Brazil
Fax: 55 19 3283 0005
Attn: Roel Collier

10.6        No Strict Construction. This Agreement has been prepared jointly and will not be strictly construed against either Party.

10.7        Severability. If one or more provisions of this Agreement is held to be invalid, illegal or unenforceable, the Parties shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions are, in their economic effect, sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such provisions. In the event that such provisions cannot be agreed upon, the invalidity, illegality or unenforceability of one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such invalid provisions.

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10.8        Interpretation. The headings for each article and section in this Agreement have been inserted for convenience of reference only and are not intended to affect its meaning or interpretation. In this Agreement: (a) the word “including” (including any variations such as “includes”) shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine, and neuter pronouns and expressions shall be interchangeable.

10.9        Further Actions. Each Party agrees to execute, acknowledge, and deliver any further instruments, and to do all other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

10.10      Independent Contractors. The relationship between the Parties created by this Agreement is one of independent contractors and shall not constitute or be deemed to constitute a partnership, joint venture, agency, or other fiduciary relationship. Neither Party shall have the authority to make any statements, representations, or commitments of any kind, or to take any action, that shall be binding on the other Party in whole or in part as a result of this Agreement, without the prior written consent of the other Party to do so.

10.11      No Warranty. BY GRANTING THE LICENSES SET FORTH HEREIN, ABI IS NOT MAKING ANY WARRANTY OF ANY KIND, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED, WITH RESPECT TO THE ABI TECHNOLOGY OR THE LICENSED MARKS, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES AND/OR CONDITIONS OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

10.12      Limitation of Liability. IN NO EVENT SHALL ABI BE LIABLE TO AB HEREUNDER FOR INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES OR LOSSES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER SUCH DAMAGES ARE BASED UPON A BREACH OF EXPRESS OR IMPLIED WARRANTIES, BREACH OF CONTRACT, NEGLIGENCE, STRICT TORT, OR ANY OTHER LEGAL THEORY.

10.13      Non-Use of Names. Except as expressly permitted under this Agreement, AB may not use the name, trade name, trademark or other designation of ABI (including any contraction, abbreviation or simulation of any of the foregoing) or any of its directors, officers, employees and agents in any advertising, publicity, promotional activities, publication, press release, or other public announcement without the prior written consent of such person or entity in each case.

10.14        Language. This Agreement shall be executed in the English language.

[Remainder of this page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the day and year first above written.

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Schedule 1

Patents and Production Strains

A.	Amyris owned Patents and Patent Applications

Amyris Ref. No.	Serial No.	Title	Status
AM-400 BR	PI0712160-1	Fuel Components, Fuel Compositions and Methods of Making and Using the Same	Based on PCT Application No. PCT/US2007/012468; Published as WO 2007/139925
AM-500 BR	PI 0713105-4	Production of Isoprenoids	Based on PCT Application No. PCT/US2007/069807; Published as WO 2007/140339
AM-700 BR	PI 0712508-9	Apparatus for Making a Bio-Organic Compound	Based on PCT Application No. PCT/US2007/012467; Published as WO 2007/139924
AM-800 BR	PI0719659-8	Fuel Compositions Comprising Farnesane and Farnesane Derivatives and Method of Making and Using the Same	Based on PCT Application No. PCT/US2007/021890; Published as WO 2008/045555
AM-900 BR	P10718978-8	Jet Fuel Compositions and Methods of Making and Using the Same	Based on PCT Application No. PCT/US2007/024266; Published as WO 2008/140492
AM-1000 PCT	PCT/US2008/008747 Filed: 07/17/2008	Fuel Compositions Comprising Tetramethylcyclohexane
AM-1200 PCT	PCT/US2007/024270 Filed 11/20/2007	Jet Fuel Compositions and Methods for Making and Using the Same	Published as WO 2008/133658 on 11/06/2008
AM-1400 PCT	PCT/US2008/010886 Filed 09/19/2008	Production of Isoprenoids
AM-1800 PCT	PCT/US2009/039769 Filed 04/08/2009	Expression of Heterologous Sequences
AM-1900 PCT	PCT/US2009/042183 Filed 04/29/2009	Jet Fuel Compositions and Methods of Making and Using the Same
AM-2100 PCT	PCT/US2009/004959 Filed 09/01/2009	Farnesene Interpolymers
AM-2200 PCT	PCT/US2009/005158 Filed 09/16/2009	Jet Fuel Compositions

AM-2310 PCT	PCT/US2009/005543 Filed 10/09/2009	Lubricant Compositions and Methods of Making and Using the Same
AM-2400 PCT	PCT/US2009/065048	Compositions, and Methods for the Rapid Assembly of Polynucleotides
AM-3300 PCT	PCT/US2009/004958 Filed 09/03/2009	Adhesive Compositions Comprising Polyfarnesene

B.	Patents and Patent Applications Licensed from University of California

Amyris Ref. No.	Serial No.	Title	Status
UC-400 BR	PI 0510115-8 Filed 05/20/05	Method for Enhancing Production of Isoprenoid Compounds	Based on PCT Application No. PCT/US05/17874; Published as WO 2006/085899
UC-500 BR	PI0513837-0 Filed: 07/21/05	Genetically Modified Host Cells and Use of Same for Producing Isoprenoid Compounds	Based on PCT Application No. PCT/US05/026190; Published as WO 2006/014837
UC-700 BR	PI0614990-1 Filed: 08/17/06	Genetically Modified Host Cells and Use of Same for Producing Isoprenoid Compounds	Based on PCT Application No. PCT/US/2006/32406; Published as WO 2007/024718
UC-1100 BR	PI0716954-0 Filed 09/25/07	Production of Isoprenoids and Precursors Thereof	Based on PCT Application. No. PCT/US2007/020790; Published as WO 2008/039499

C.	Production Strains

•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]
•	[*]

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2

Logo

Schedule 3

Additional Trademarks

Mark	Country	Application Number	Filing Date	Status
AMYRIS (Class 4)	BR	900766638	02/28/2008	Extension based on Registration No. IR948423 on 12/20/2007
AMYRIS (Class 42)	BR	900766654	02/28/2008	Extension based on Registration No. IR 948424 on 12/20/2007
DIAL-A-BLEND (Class 4)	BR	900766719	02/28/2008
DIAL-A-BLEND (Class 9)	BR	900766735	02/28/2008
NO COMPROMISE (class 4)	BR	901470945	02/20/2009

Schedule 4

Requirements for Use of Licensed Marks

1.	The Licensed Marks shall be used in all upper case letters, so as to distinguish them from the surrounding text.

2.	The first or most prominent reference to the Licensed Marks shall be marked with a ® or ™ symbol, as appropriate.

3.	The Licensed Marks shall not be used in possessive form.

4.	The Licensed Marks shall not be used in the plural form.

5.	The Licensed Marks can be used jointly with other marks.

EXHIBIT 2

COPY OF THE BINDING AGREEMENT ENTERED INTO BY AND AMONG ABI AND

USINA BOA VISTA

BINDING TERM SHEET

STRATEGIC AGREEMENT BETWEEN AMYRIS AND SÃO MARTINHO

1. PARTIES:

Amyris Biotechnologies, Inc., a California corporation with a principal place of business located at 5885 Hollis Street, Suite 100, Emeryville, California 94608 (“Amyris”) on its behalf and on behalf of its wholly-owned subsidiary Amyris Pesquisa e Desenvolvimento de Blocombustíveis Ltda., a company organized and existing as a “sociedade limitada” under the laws of Brasil with headquarters in the city of Campinas, state of São Paulo, at Rua James Clerk Maxwell, no 315, Techno Park, CEP 13069-380, registered with the CNPJ/MF under no 09.379.224/0001-20 (hereinafter referred to as “Amyris Brasil” and, together with Amyris, as “Amyris Entities”); and

São Martinho S.A., a Brazilian corporation with principal place of business located at Fazenda São Martinho, Pradópolis, Estado de São Paulo, registered with the CNPJ/MF under no 51.466.860/0001-56 (“São Martinho”).

2. BACKGROUND:

Amyris is a technology company which is focused on the research, development and commercialization of a variety of renewable fuel and chemical products. Amyris has developed a proprietary microbial production technology (the “Amyris Technology”) which converts simple sugars derived from various plant sources, including sugar cane, into specific compounds of interest (the “Amyris Renewable Product”) including renewable performance chemical products (“Amyris Renewable. Chemical. Products”).

Amyris established operations in Brazil in March 2008 and now, through Amyris Brasil, is expanding those operations for the purpose of (i) acquiring an interest in certain sugar and ethanol assets in Brazil and converting a portion of the production capacity of such assets to the production of Amyris Renewable Products, and (ii) providing other Brazilian mills with access to the Amyris Technology.

São Martinho is engaged in the business of crushing sugar cane to produce sugar juice, molasses, sugar and ethanol. São Martinho, along with the other companies belonging to its economic group (“Sao Martinho Group”), is a leading sugar and ethanol manufacturer in Brazil.

The Amyris Entities and São Martinho engaged in good faith negotiations related to the terms and conditions of a possible partnership between the parties. The parties’ discussions have progressed to a point where they now wish to detail the elements of their partnership.

The parties therefore agree to execute this binding term sheet (“Binding Term Sheet”) setting forth the key elements and principle for their revised strategic relationship.

3. DEFINITIONS AND INTERPRETATION

In this Binding Term Sheet, all capitalized terms, whether in singular or plural form or in masculine as well as in feminine and neuter genders of such terms, have the meanings ascribed to them herewith.

4. ACQUISITION OF EQUITY INTEREST IN USINA BOA VISTA AND PURCHASE PRICE:

The Parties envision that they would engage in a joint venture relationship related to UBV (the “UBV Transaction”) that would have the following key elements and principles:

A.    Amyris will purchase a 40% equity interest in UBV for a total purchase price of R$[*].

B.     Amyris will purchase its 40% equity interest directly from São Martinho and/or from. Usina São Martinho S.A. by making the following payments:

(i)     A contribution to Sao Martinho of that number of shares of Series C-1 Preferred stock of Amyris equal to R$[*] (where the per share value of the Series C-1 Preferred Stock will be determined based upon a US$500 million pre-money valuation of Amyris) (the “SM Series C-1 Holding”). This contribution shall be made upon the closing of the UBV Transaction, i.e., simultaneously with the transfer of the UBV shares corresponding to [*]% of UBV equity from Sao Martinho and/or Usina São Martinho S.A. to Amyris (the “Closing Date”).

(ii)   A cash payment of R$[*] on the Closing Date.

(iii)  A note for the payment of the balance of R$[*] (plus CDI) (the “Amyris Note”) which shall be due and payable as described in Section 5 below.

C.     Immediately following the UBV equity investment by Amyris, the ownership structure of UBV shall be as follows:

•   São Martinho/Usina São Martinho S.A. – 60%

•   Amyris – 40%

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5. PAYMENT OF AMYRIS NOTE:

A.    As used herein, the following words shall have the ascribed meanings:

“Amyris IPO” shall mean the sale of Amyris’ common stock in an initial public offering.

“Amyris IPO Price” shall mean the per share price of the Amyris common stock on the effective date of the Amyris IPO.

“Amyris Liquidity Event” shall mean any “Liquidation,” as defined in Amyris’ Amended and Restated Articles of Incorporation.

“Amyris Note, Reduction Amount” shall mean up to [*]% of the SM Series C-1 Gain. For sake of clarification, if the amount corresponding to [*]% of the SM Series C-1 Gain is greater than the Amyris Note, then all the amounts exceeding the value of the Amyris Note shall belong exclusively to São Martinho.

“SM Series C-1 Basis” the aggregate purchase price paid by São Martinho for the SM Series C-1 Holding, i.e., R$ [*].

“SM Series C-1 Gain.” shall mean: (i) in the event of an Amyris IPO, the positive difference (if any) between (x) the aggregate market price of the Amyris common stock into which the SM Series C-1 Holding would convert if converted at the Amyris IPO Price, and (y) the SM Series C-1 Basis, and (ii) in the event of any Amyris Liquidity Event, the difference between (x) the aggregate amount São Martinho is entitled to receive and actually receives under Amyris’ Amended and Restated Articles of Incorporation as its liquidation preference based on its SM Series C-1 Holding, and (y) the SM Series C-1 Basis.

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

B.     The Amyris Note shall be due and payable in full by [*], subject to reduction as described in Subsections C and D below. Amyris may pay part or all of the outstanding balance of the Amyris Note or any Subsequent Note (as defined below) in cash at any time until [*] without penalty.

C.     In the event that, prior to [*], there is the occurrence of either (i) an Amyris IPO in which São Martinho is offered the opportunity to sell its SM Series C-1 Holding, or (ii) an Amyris Liquidity Event which results São Martinho actually receiving proceeds, then (x) the Amyris Note shall automatically be reduced by the Amyris Note Reduction Amount (in the case of an Amyris IPO, whether or not São Martinho actually chooses to sell its SM Series C-1. Holding as part of the Amyris IPO), and (y) at Amyris option, Amyris shall either pay any remaining balance on the Amyris Note in cash or the parties shall simultaneously execute a new promissory note from Amyris Brasil to São Martinho for such remaining balance (“Subsequent Note”) which Subsequent Note shall be due and payable in cash by [*]. The parties recognize that it is in both parties interest that São Martinho is offered the right to sell its SM Series C-1 Holding at the Amyris IPO and Amyris hereby represents that to the best of its knowledge there is no reason for such right to be denied to Sao Martinho by the underwriter of the Amyris IPO and, as a consequence Amyris shall endeavor its best efforts to allow São Martinho to have this right.

D.    In the event that (i) Amyris undergoes an Amyris IPO prior to [*], (ii) São Martinho is not offered the opportunity to sell its SM Series C-1 Holding into the Amyris IPO, but (iii) São Martinho has the ability to freely sell its SM Series C-1 Holding after the expiration of applicable IPO lock-up periods, then the Amyris Note shall be automatically reduced by the Amyris Note Reduction Amount upon the earlier to occur of (x) the date on which São Martinho actually

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

does sell its SM Series C-1 Holding, and (y) the date on which Amyris pays off the Amyris Note, provided that Amyris informs Sao Martinho in writing of its decision to pay off the Amyris Note at least 48 (forty eight) hours in advance and that in the date of such payment São Martinho actually has the right and ability- i.e. liquidity - to sell its SM Series C-1 Holding on the very same date (whether or not Sao Martinho chooses to sell its SM Series C-1 Holding in such occasion). In the event the reduction pursuant to the foregoing clause (x) is not sufficient to pay off the Amyris Note in full, then at Amyris option, Amyris shall either pay any remaining balance on the Amyris Note in cash or the parties shall simultaneously execute a Subsequent Note which shall be due and payable in cash by [*].

E.     Effective the Closing Date, the percentage of Amyris’ UBV equity interest which corresponds to the value of the Amyris Note (the “Residual Equity Interest”) will be pledged in favor of São Martinho until the Amyris Note has been paid in full. In the event the Amyris Note is later decreased due to the occurrence of an Amyris IPO or Amyris Liquidity Event, in accordance with Subsection C or D above, the amount of the Residual Equity Interest pledged to São Martinho shall be correspondingly reduced. If the Amyris Note is not timely paid in full, Amyris shall return to Sao Martinho that portion of the Residual Equity Interest which corresponds to any remaining unpaid amount of the Amyris Note upon simple written, request by São Martinho.

F.     In the event that Amyris determines that it cannot pay the Amyris Note or any Subsequent Note in full, Amyris shall have the right to return to São Martinho that percentage of Amyris’ UBV equity interest which corresponds to the Residual Equity Interest.

G.    Except for restrictions on the sale of the SM Series C-1 Holding (including any common stock into which the SM Series C-1 Holding may convert) under Amyris’ Amended and Restated Investors’ Rights Agreement,

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including the “Market Stand-Off” Agreement in Section 1.14 thereof, Amyris hereby represents and warrants to São Martinho that São Martinho will be able to freely sell or otherwise dispose of its SM Series C-1 Holding (or the common stock into which the SM Series C-l Holding may convert) after the IPO Effective Date.

6. EXPANSION AND OPERATION OF USINA BOA VISTA:

A.    The crush capacity of UBV shall be expanded from its current capacity of 2.25 million tons to a total capacity of [*] million tons for the 2011/2012 crushing season. Up to R$[*] of the cost associated with this expansion shall be borne by UBV. Any costs in excess of R$[*] shall be born solely by São Martinho without affecting UBV’s capital structure or the parties’ respective equity interest in UBV. The Definitive Agreements (as defined below) shall provide that the São Martinho Group shall have control over the process of building this expansion, as well as all related decisions, including all capital expenditures and timelines. The Definitive Agreements shall further provide that commencing December 31, 2012, decisions related to additional expansions of crushing capacity (i.e., expansions beyond [*] million tons of crushing capacity) shall be under São Martinho’s control and may not be blocked by the Amyris Entities. In the event the Amyris Entities do not wish to make their pro-rata portion of any capital calls required to fund any such additional expansions, they shall be diluted accordingly, which dilution shall be the Amyris Entities’ sole liability and São Martinho’s sole remedy.

B.     In the event Amyris wishes to consolidate the UBV entity(ies) into Amyris financial statements, as part of the negotiations of the Definitive Agreements the parties shall structure a governance program to achieve that objective.

C.     Amyris, São Martinho and Usina São Martinho S.A. shall enter into a shareholders’ agreement which shall include the right of first refusal of both parties to acquire the other party’s interest in UBV, a Tag Along provision, among others.

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D.    On the Closing Date, one of the Amyris Entities shall become a parent guarantor of UBV’s BNDES’s or other banks’ and/or governmental agencies (such as, Goias Fomento) existing and future loans in the percentage of [*]% of such loans (if a parent guarantor is required to any of the shareholders) and for that purpose it shall offer an acceptable collateral to the banks in a percentage corresponding to its then-total interest equity in UBV. São Martinho shall, on its turn, guarantee such loans in the percentage of its then-total interest equity on UBV. For sake of clarification, São Martinho guarantees already granted to banks will be replaced by guarantees by the Amyris Entities up to the percentage of [*]% of the amount of such guarantees.

7. FIRST AMYRIS PLANT:

A.    A co-located manufacturing facility shall be built at UBV for the production of Amyris Renewable Chemical Products using the Amyris Technology for a total capacity of 2 million tons of cane juice equivalent (the “First Amyris Plant”), The First Amyris Plant shall commence first commercial production preferably in 2011 but no later than by the end of 2012 and shall achieve production at target capacity of 2.0 million tons of cane juice equivalent preferably in 2013 but no later than by the end of 2014. The Amyris Entities and São Martinho shall jointly agree on the volume of the first commercial production with a focus on reducing risk to successful operation of such first commercial production.

B.     Up to US$[*] (which amount shall be expressed in R$ in the Definitive Agreements based upon the average exchange rate over the ten day period ending the last business day before closing) of the cost incurred in building the First Amyris Plant will be borne by UBV. Such US$[*] amount may be adjusted by the parties in the event the crush capacity of the First Amyris Plant is less than 2.0 million tons as follows: At the end of the calendar year 2012, the parties shall review the plans and progress for the First Amyris Plant. In the event the

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

capacity for which the First Amyris Plant has been designed and built is less than 2.0 million tons, the parties shall make a pro-rata adjustment to UBV’s US$[*] obligation in accordance with pro-rata adjustment principles to be agreed to in the Definitive Agreements. Any costs in excess of such US$[*] (as such amount may be adjusted) for the First Amyris Plant shall be borne solely by the Amyris Entities without affecting UBV’s capital structure or the parties’ respective equity interest in UBV.

C.     The Amyris Entities shall control the process of building the Amyris Plant and all technical, engineering and similar decisions. The parties shall work together to duly obtain all appropriate licenses for the First Amyris Plant. Amyris acknowledges and agrees that such licenses may be a condition precedent to building and/or operating the First Amyris Plant. The parties shall endeavor to establish a corporate holding structure for the First Amyris Plant which provides maximum tax benefits for each party. This may include establishing a special purpose entity to hold the First Amyris Plant assets.

D.    The Amyris and São Martinho technical teams will work together for a term not to exceed 180 days from the signing of the Definitive Agreements to continue the commercial plant engineering and design work that the Amyris Entities have already undertaken with the goal of reducing risk of successful operation. Based on such work, Amyris and São Martinho technical teams will determine (i) the initial operation date of the First Amyris Plant, (ii) the initial production capacity of the First Amyris Plant, and (iii) the ramp in capacity of the First Amyris Plant to 2MM final capacity. Although Amyris will consider in good faith the input and recommendations from São Martinho’s technical team, the final recommendations on these matters shall be made by Amyris’ Senior Vice President of Process Development & Manufacturing. In the event São Martinho disagrees with such recommendations and the parties cannot resolve such disagreement pursuant to a

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

deadlock mechanism to be agreed in the Definitive Agreements, the Amyris Entities shall have no further obligation to São Martinho under Subsections G (i), (ii) and (iii) or H below.

E.     In advance of or during each crush season, the parties, in their capacities as Shareholders of UBV and in accordance with procedures agreed to in the UBV shareholder agreement, shall determine the quantity of Amyris Renewable Chemical Products to be produced by the First Amyris Plant for such crush season (“Amyris Product Quantity”),

F.     Amyris Brasil shall enter into the following agreements with the First Amyris Plant: (i) a royalty-free intellectual property license that provides the First Amyris Plant with the right to use the Amyris Technology for commercial production of an amount of Amyris Renewable Chemical Products made from up to 2.0 million tons of cane juice, (ii) for each crush year, an offtake agreement that obligates Amyris Brasil to “take or pay” for the Amyris Product Quantity for such year (where Amyris Brasil’s “pay” obligation shall mean an obligation to pay the margin the First Amyris Plant would earn for ethanol), and (iii) a commercial distribution agreement which provides Amyris Brasil with the exclusive right to market and distribute the Amyris Renewable Chemical Products produced by the First Amyris Plant (unless Amyris Brasil and its affiliates are legal prohibited from marketing and distributing such products, in which case the First Amyris Plant may sell the Amyris Renewable Chemical Products directly or through another distributor). The financial terms of the commercial distribution agreement shall take the form of a [*] (the First Amyris Plant/Amyris Brasil) profit share split on the margin benefit of the Amyris Renewable Chemical Products above ethanol (i.e. additional margin as compared to a standard ethanol production operation). See Exhibit A for example of the mechanism. For sake of clarification, the offtake agreements referred to in item (ii) above and the commercial distribution agreement

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referred to in item (iii) above shall be consistent in a way to assure that despite of the take or pay obligation of Amyris Brasil to pay the margin the First Amyris Plant would earn for ethanol, the First Amyris Plant shall also be entitled to receive its percentage of the margin benefit of the Amyris Renewable Chemical Products above ethanol according to the financial terms agreed herein. Such license and commercial distribution agreements shall have an initial term of [*] and may be automatically renewed for up to [*] additional [*] terms (collectively, the “Term”).

G.    The parties agree that (i) UBV shall be the first milling company in Brazil to have a mill that produces Amyris Renewable Products, (ii) for the duration of the Term, anytime the First Amyris Plant has offtake agreements with Amyris Brasil for product produced by less than 2.0 million tons crushed sugarcane capacity, the First Amyris Plant shall have the right of first refusal to enter into any offtake agreement executed by an Amyris Entity with a mill in Brazil until the First Amyris Plant is back at full capacity of 2.0 million tons, (iii) in their capacities as shareholders of UBV they shall commit themselves to choose to manufacture Amyris Renewable Products at the First Amyris Plant which have the highest margin return potential, and (iv) if Amyris Renewable Products do not have a margin return greater than ethanol margin, then the First Amyris Plan shall not be obligated to manufacture Amyris Renewable Products but rather shall produce ethanol instead. For clarity, the right of first refusal referred to in the foregoing clause (ii) means the First Amyris Plant shall always be offered the offtake agreements for the production of the Amyris Renewable Products with the highest margin return potential.

H.    The Amyris Entities hereby agree, for as long as the Amyris Entities hold equity at UBV, without the prior written consent of São Martinho, not to enter into (either directly or indirectly, through any nominees or in any other way), and not to permit any of its Affiliates

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        to enter into (either directly or indirectly, through any nominees or in any other way) a business relationship with another entity in Brazil in which Amyris or any of its Affiliates holds an equity interest (an “Amyris Co-owned Company”), if such relationship includes providing such Amyris Co-owned Company with the right to use Amyris Technology for the production of Amyris Renewable Chemical Products or Amyris Renewable Products then being manufactured by the First Amyris Plant on financial terms that are equal or more favorable than the financial terms then-applicable to the First Amyris Plant for the same Amyris Renewable Chemical Products or Amyris Renewable Products. For the avoidance of doubt, the parties agree that the foregoing sentence shall not be construed to prohibit an Amyris Entity from (i) entering into a business relationship with another entity in Brazil in which Amyris or any of its Affiliates holds an equity interest, or (ii) providing such entity with access to the Amyris Technology. For purpose of this Binding Term Sheet, Affiliates means with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person.

8. IRACEMA:

The parties shall also enter into agreements providing for the production of Amyris Bio-Isoprene or other Amyris Renewable Products at São Martinho’s Iracema mill during the crush season of 2013/2014 and in no event no later than 2014/2015 crush season (“Iracema Deadline”). The Iracema Deadline was established based on the assumption that the Amyris Entities will give timely notice (as “Timely Notice” will be defined in the Definitive Agreements) to São Martinho as provided in Subsection A below allowing São Martinho to take the appropriate steps to meet Iracema Deadline. However, if no Timely Notice is given by the Amyris Entities, then the Iracema Deadline shall be reviewed accordingly.

A.    The Amyris Entities shall have the following notice obligations to São Martinho: (i) the obligation to notify São Martinho when the development of the Amyris Technology for the production of Bio-Isoprene has achieved commercial viability and will be ready for deployment for commercial production (the “Bio-Isoprene Notice”), and (ii) provided the capacity of the First Amyris Plant has already been filled, the obligation to notify São Martinho when the Amyris

        Entities have an offtake agreement for another Amyris Renewable Product (“Other Amyris Renewable Product Notice”),

B.     São Martinho shall have the following rights of first refusal for Iracema mill:

(i)     Upon receipt of the Bio-Isoprene Notice, a one-time right of first refusal to choose to manufacture Bio-Isoprene at Iracema. If São Martinho exercises this right of first refusal, then Iracema shall be the first mill in Brasil to produce Amyris Bio-lsoprene and the provisions of Subsections D- I below shall apply in relation to the production of Bio Isoprene at Iracema. If São Martinho waives this right of first refusal (i.e., chooses not to manufacture Bio-Isoprene at Iracema) then the Amyris Entities shall be free to manufacture Bio-lsoprene at another mill in Brazil.

(ii)   Upon receipt of the Other Amyris Renewable Product Notice, a one-time right of first refusal to choose to manufacture such other Amyris Renewable Product (the “Other Amyris Renewable Product”) at Iracema. If São Martinho exercises this right of first refusal, then the provisions of Subsections D - I below shall apply in relation to the production of the Other Amyris Renewable Product at Iracema. If São Martinho waives this right of first refusal (i.e., chooses not to manufacture such Other Amyris Renewable Product at Iracema) then the Amyris Entities shall be free to manufacture such Other Amyris Renewable Product at another mill in Brazil. For sake of clarification, this right of first refusal is in addition to the right of first refusal to choose to manufacture Bio-Isoprene at Iracema and the only case in which it will not be applicable is if São Martinho exercises its right of first refusal in relation to Amyris Bio-Isoprene before it receives the Other Amyris Renewable Product Notice.

C.     Even if São Martinho has waived both rights of first refusal granted to it under Subsection B above, São Martinho shall still retain the right to produce Amyris Renewable Products at Iracema and in such case the provisions of Subsections D-I below shall apply accordingly.

D.    Amyris Brasil shall grant São Martinho a royalty-free intellectual property license that provides Iracema with the right to use the Amyris Technology for commercial production of Amyris Bio-Isoprene (if chosen pursuant to São Martinho’s right of first refusal described in Subsection B(i) above) or such other Amyris Renewable Product (whether or not chosen pursuant to São Martinho’s right of first refusal described in Subsection B(ii) above) to be determined by São Martinho up to an amount of Amyris Bio-Isoprene or other Amyris Renewable Product, as the case may be, made from up to 2.0 million tons of cane juice.

E.     Iracema shall enter into a commercial distribution agreement that provides the Amyris Entities with the exclusive right to market and distribute the Amyris Bio-Isoprene or other Amyris Renewable Products produced by Iracema (unless Amyris Brasil and its affiliates are legally prohibited from marketing and distributing such products, in which case Iracema may sell the Amyris Renewable Products directly or through another distributor).

F.     The parties agree that Iracema will have the right of first refusal to enter into any offtake agreement executed by an Amyris Entity with a mill in Brazil for the production of (i) Bio-Isoprene if São Martinho opts into Bio-Isoprene as provided in Subsection B (i) above, or (ii) another Amyris Renewable Product in the event São Martinho does not opt into Bio-Isoprene as provided in Subsection B (i) above until such time as Iracema has offtake agreements in place for 2.0 million tons of crushed sugarcane capacity for the production of Bio-Isoprene or Amyris Renewable Products, as the case may be. Once São Martinho passes one time on its right of first refusal hereunder however (whether with respect to Bio-Isoprene or another Amyris Renewable Product), such right shall terminate. The parties also agree that São Martinho shall lose this right of first refusal if the Iracema Deadline is not met due to exclusive fault of São Martinho, i.e., excluding delays that might be caused by third parties or by facts not directly attributable to São Martinho.

G.    The financial terms of the commercial distribution agreement ‘shall take the form of a [*] (Iracema/Amyris Brasil) profit share split on the margin benefit of the applicable Amyris Renewable Product above ethanol (i.e. additional gross/operational margin as compared to a standard ethanol production operation) for a term of [*]. See Exhibit B for examples of mechanism. Thereafter the financial terms for Iracema shall be MFN, where “MFN” means pricing that is no less favorable than the best pricing given by Amyris Brasil to other third party mills that direct the same amount of crushed sugarcane to the production of the same Amyris Renewable Product.

H.    The financial terms set forth in Section 8G above shall apply to that amount of Amyris Renewable Product produced from up to 2.0 million tons of crushed sugarcane. if São Martinho produces less Amyris Renewable Product within the term of [*] set forth in Section 8G above as a result of the lack of competitive offtake agreements presented by the Amyris Entities, then the financial terms referred to in Section 8G shall also apply to the quantities of the applicable Amyris Renewable Product(s) corresponding to the respective balance for subsequent periods of [*] each.

I.      Provided the Iracema Deadline is met (except if a delay is caused by reasons not directly attributable to São Martinho), then the Amyris Entities agree that during such initial [*] term, they shall not provide any other mill in Brazil with right to use Amyris Technology for the production of the Amyris Renewable Product then produced by Iracema on financial terms that are equal or more favorable than [*] (Mill/Amyris Brazil).

J.      Despite the fact that the parties envision, that the production of Amyris Renewable Products at Iracema mill shall start by the Iracema Deadline, São Martinho has no obligation to start the conversion of its plant or to build/convert/acquire a plant for the production of Amyris Renewable Products until it has competitive

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        offtake agreements in place and until the Amyris Entities demonstrate to the satisfaction of São Martinho that the production of Amyris Renewable Product at Iracema will be technologically and commercially viable.

K.    São Martinho will invest all capital required to fund the conversion of Iracema mill or the construction of a plant at Iracema mill to produce Amyris Renewable Products and will be the sole owner of the Iracema assets acquired for such purposes. For sake of clarification, if São Martinho chooses not to invest all capital required to allow the conversion of Iracema mill or the construction of a plant at Iracema mill to produce Amyris Renewable Products and the achievement of the Iracema Deadline, then São Martinho’s sole liability and Amyris sole remedy shall be that São Martinho will lose the right referred to in subsection F and I above that are conditioned upon achievement of the Iracema Deadline.

9. IMPROVED ETHANOL STRAINS

The Amyris Entities agree to collaborate with São Martinho to discover or develop improved ethanol strains on mutually agreeable terms and conditions to be further determined during the negotiation of the Definitive Agreements. In the event the Amyris Entities discover or develop improved São Martinho ethanol strains, São Martinho shall have the right to use such improved strains at mills it owns and operates without the payment of additional fees. The Amyris Entities agree to bear all the costs related to this development. For sake of clarification, the referred costs are those of development work done by the Amyris Entities only.

The Amyris Entities will also explore with São Martinho the possibility of allowing São Martinho to participate in any business the Amyris Entities develop focused on improvement of ethanol strains at other Brazilian mills.

10. CONFIDENTIALITY:

A.    Except for the announcement to the market of the Transaction as per Section 10B below, the terms of this Binding Term Sheet shall be deemed confidential. Any information, document or other data of the Parties shall also be deemed confidential and shall be subject to the Acordo de Confidencialidade between Amyris Brasil, Amyris, Sao Martinho, Usina São Martinho S.A. and UBV dated 8 September, 2009.

B.     São Martinho shall make an announcement to the market of this transaction upon the signing of this Binding Term Sheet between the parties. The Amyris Entities hereby agree that they will not make any announcement before São Martinho’s announcement and that’ announcement shall be consistent with the one of Sao Martinho.

11. TIMELINE & DEFINITIVE AGREEMENTS:

The parties intend to set forth in one or more definitive agreements (the “Definitive Agreements”) the detailed set of terms and conditions for the UBV Transaction and other elements of the Strategic Relationship described herein. The parties intend to negotiate in good faith and use their best efforts to enter into the Definitive Agreements and close the UBV Transaction no later than February 28, 2010.

Following is a more detailed timeline and description of the significant activities the parties envision undertaking between the date of this Binding Term Sheet and the closing:

•    Binding Term Sheet signed: December 2, 2009

•    First Draft of Definitive Agreements: December 7, 2009

•    Signing of Definitive Agreements: December 21, 2009

•    UBV Transaction closed: by February 28, 2010

This Binding Term Sheet will automatically terminate upon the earlier to occur of (i) the signing of the Definitive Agreements, or (ii) February 28, 2010, unless extended in writing by the parties.

The provisions of Section 10 (“Confidentiality’) shall survive the expiration or earlier termination of this Binding Term Sheet.

12. BINDING

The parties acknowledge that the obligations set forth in this Binding Term Sheet are 1515binding but are still subject to the following conditions (i) the satisfactory completion by the Amyris Entities of their due diligence on UBV, (ii) validation of the Amyris Series C-1 pre-money valuation by a US-based third party valuation firm which specializes in providing such valuations for private, venture- backed technology companies like Amyris to be chosen by mutual agreement by both parties, (iii) approval of the Definitive Agreements by São Martinho’s

Board of Directors, and (iv) approval of the transaction by São Martinho’s Shareholders Meeting.

This Binding Term Sheet constitutes the entire agreement between the parties relating to the matters discussed herein, supersedes any other written or oral understandings and other communications between the parties, in relation to the themes herein contemplated and may be amended or modified only with the mutual written consent of the parties.

13. APPLICABLE LAW AND ARBITRATION

This Binding Term Sheet shall be governed by the laws of Brasil without regard to the conflicts of laws provisions thereof. Any dispute arising out of or in connection with this Binding Term Sheet shall be resolved in accordance with the Arbitration Rules of the International Court of Arbitration of the International Chamber of Commerce by 3 (three) arbitrators. The seat of the arbitration shall be São Paulo, SP, Brasil, and the arbitration will be conducted in English.

In witness whereof, the parties have agreed to this Binding Term Sheet as of the later of the dates set forth below.

AMYRIS BIOTECHNOLOGIES, INC.

Signature: /s/ John G. Melo

By: John G. Molo

Title: Chief Executive Officer

Date 03/12/2009

Address:  5885 Hollis Street, Suite 100

                  Emeryville, CA 94608

Fax No. (510) 842-1460

SÃO MARTINHO S.A.

Signature: /s/ Fábio Venturelli

By: Fábio Venturelli

Title: Chief Executive Officer

Signature:     /s/ João Carvalho do Val

By:João Carvalho do Val

Title: Chief Financial Officer

Date: 03/12/2009

Address:  61, Rua Geraldo Flausino Gomes

                  Street, conjunto 132, São Paulo, SP,

                  Brasil, ZIP Code 04575-060

                  Fax No.: (55-11) 2105414

(Signature Page of the Binding Term Sheet executed between Amyris Biotechnologies, Inc. and São Martinho S.A. as of December 2, 2009)

EXHIBIT A

[*]

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT B

[*]

*  Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT 3

SHAREHOLDERS’ AGREEMENT

(superseded)

EXHIBIT 4

COPY OF ABI CONVERTIBLE LOANS

INTERCOMPANY LOAN AGREEMENT

This Intercompany Loan Agreement (“Agreement”) is made and entered into as of August 7, 2009, by and between:

I.        AMYRIS BIOTECHNOLOGIES, INC., a company organized and existing under the laws of the State of California, United States of America, with head offices at 5885 Hollis Street, Room 100, Emeryville, CA 94002, United States of America, enrolled with the National Registry of Legal Entities of Ministry of Finance (“CNPJ/MF”) n° 09.345.642/0001-05 (hereinafter referred to as “LENDER”), herein represented by its duly appointed officers.

II.        AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., a company duly organized under the laws of Brazil, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 09.379.224/0001-20, with registered head offices in the city of Campinas, State of São Paulo, at Rua James Clerk Maxwell, 315, Federative Republic of Brazil (hereinafter referred to as “BORROWER”), herein represented by its duly appointed officers.

SECTION 1 - DISBURSEMENT

1.1.        LENDER shall lend to BORROWER the amount of USD 1,200,000.00 (one million two hundred thousand United States Dollars) (the “Disbursed Amount”), to be disbursed in one single installment immediately upon the execution of this Agreement (“Disbursement Date”).

SECTION 2 - REPAYMENT OF PRINCIPAL

2.1.        The principal amount due by the BORROWER under this Agreement shall be due and payable in one single installment, payable within 12 (twelve) months as of the Disbursement Date (the “Repayment Date”).

2.2.        At the LENDER’s option, the principal amount (plus any interest that may have accrued) may be converted into an equity Interest (“Equity Shares”) interest in the BORROWER under the following terms: (a) at such time as the BORROWER consummates its next equity financing transaction such that LENDER received that number of Equity Shares equal to the Disbursed Amount divided by the per share price of the Equity Shares. Additionally, the principal amount (plus any interest that may have accrued); and/or (b) if the LENDER sends a letter to the BORROWER acknowledging the intention to convert the credit into Equity Shares in the BORROWER.

SECTION 3 - INTEREST

3.1.        The principal amount due and payable by the BORROWER to the LENDER under this Agreement shall bear no interest.

SECTION 4 - PAYMENTS

4.1.        All payments due to LENDER shall be made by BORROWER for LENDER’s account, in United States Dollars, in immediately available funds.

4.2.        In the event a payment hereunder is due on a non-banking day in either the city of São Paulo or the city of Emeryville, it shall instead fall due on the next following banking day in both São Paulo and Emeryville.

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4.3.        Repayments shall be made to the LENDER in accordance with instructions to be provided by the LENDER to the BORROWER specifically for this purpose.

SECTION 5 - TAXES

5.1.        The payment of principal hereunder or the payment of any other amount due or that becomes due by the BORROWER hereunder shall be made free and clear of any taxes, levies, deductions, charges and withholdings of any nature imposed by the Brazilian Government or any of its tax authorities (“Brazilian Taxes”). If Brazilian Taxes are required to be withheld or deducted from any such payment, the BORROWER shall pay immediately, for the account of the LENDER, such additional amount as may be necessary to ensure that the net amount actually received by the LENDER is equal to the amount which the LENDER would have received had no Brazilian Taxes been withheld or deducted from such payment.

SECTION 6 - EVENTS OF DEFAULT

6.1.        In the event (i) BORROWER shall file, or be subject of, a petition for bankruptcy or liquidation, or (ii) is generally unable to meet its obligation to its creditors when due, or (iii) fails to punctually pay any amount due hereunder (collectively, “Events of Default”), then anything hereinbefore to the contrary notwithstanding, the totality of the principal or any outstanding part of the principal under this Agreement shall become, at discretion of LENDER, immediately due and payable.

6.2.        Upon the occurrence of an Event of Default the LENDER shall have, in addition to any rights hereunder, all of the rights, powers and remedies provided at law or equity. The failure of LENDER to exercise any right or remedy available hereunder or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

SECTION 7 - PREPAYMENT

7.1.        BORROWER may prepay this loan in whole or part at any time and from time to time without penalty of any kind.

SECTION 8 - APPLICABLE LAW AND JURISDICTION

8.1.        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Federative Republic of Brazil.

8.2.        The Courts of São Paulo, State of São Paulo, shall have jurisdiction to decide upon any dispute or conflict arising from the interpretation or performance of this Agreement.

SECTION 9 - AMENDMENTS

9.1.        No amendment or waiver of any provision hereof shall in any event be effective unless the same shall be in writing and signed by LENDER and BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10 - NO WAIVER

10.1.        No failure on the part of the LENDER to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

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SECTION 11 - COUNTERPARTS

11.1.        This Agreement shall be executed by the parties in 2 (two) separate counterparts of equal tenor, each of which when so executed shall be deemed to be an original, and all of which shall together constitute one and the same agreement.

SECTION 12 - SEVERABILITY

12.1.        If any provision hereof is held to be contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof and thereof shall not be invalidated thereby and shall be given effect so far as possible.

SECTION 13 - SUCCESSORS AND ASSIGNS

13.1.        This Agreement shall be binding upon and inure to the benefit of the LENDER and the BORROWER and their respective successors or assigns.

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IN WITNESS WHEREOF, the parties sign this Loan Agreement in the presence of the undersigned witnesses.

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INTERCOMPANY LOAN AGREEMENT

This Intercompany Loan Agreement (“Agreement”) is made and entered into as of October 6, 2009, by and between:

I.        AMYRIS BIOTECHNOLOGIES, INC., a company organized and existing under the laws of the State of California, United States of America, with head offices at 5885 Hollis Street, Room 100, Emeryville, CA 94002, United States of America, enrolled with the National Registry of Legal Entities of Ministry of Finance (“CNPJ/MF”) n° 09.345.642/0001-05 (hereinafter referred to as “LENDER”), herein represented by its duly appointed officers.

II.        AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., a company duly organized under the laws of Brazil, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 09.379.224/0001-20, with registered head offices in the city of Campinas, State of São Paulo, at Rua James Clerk Maxwell, 315, Federative Republic of Brazil (hereinafter referred to as “BORROWER”), herein represented by its duly appointed officers.

SECTION 1 - DISBURSEMENT

1.1.        LENDER shall lend to BORROWER the amount of USD 2,000,000.00 (two million United States Dollars) (the “Disbursed Amount”), to be disbursed in one single installment immediately upon the execution of this Agreement (“Disbursement Date”).

SECTION 2 - REPAYMENT OF PRINCIPAL

2.1.        The principal amount due by the BORROWER under this Agreement shall be due and payable in one single installment, payable within 12 (twelve) months as of the Disbursement Date (the “Repayment Date”).

2.2.        At the LENDER’s option, the principal amount (plus any interest that may have accrued) may be converted into an equity Interest (“Equity Shares”) interest in the BORROWER under the following terms: (a) at such time as the BORROWER consummates its next equity financing transaction such that LENDER received that number of Equity Shares equal to the Disbursed Amount divided by the per share price of the Equity Shares. Additionally, the principal amount (plus any interest that may have accrued); and/or (b) if the LENDER sends a letter to the BORROWER acknowledging the intention to convert the credit into Equity Shares in the BORROWER.

SECTION 3 - INTEREST

3.1.        The principal amount due and payable by the BORROWER to the LENDER under this Agreement shall bear no interest.

SECTION 4 - PAYMENTS

4.1.        All payments due to LENDER shall be made by BORROWER for LENDER’s account, in United States Dollars, in immediately available funds.

4.2.        In the event a payment hereunder is due on a non-banking day in either the city of São Paulo or the city of Emeryville, it shall instead fall due on the next following banking day in both São Paulo and Emeryville.

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4.3.        Repayments shall be made to the LENDER in accordance with instructions to be provided by the LENDER to the BORROWER specifically for this purpose.

SECTION 5 - TAXES

5.1.        The payment of principal hereunder or the payment of any other amount due or that becomes due by the BORROWER hereunder shall be made free and clear of any taxes, levies, deductions, charges and withholdings of any nature imposed by the Brazilian Government or any of its tax authorities (“Brazilian Taxes”). If Brazilian Taxes are required to be withheld or deducted from any such payment, the BORROWER shall pay immediately, for the account of the LENDER, such additional amount as may be necessary to ensure that the net amount actually received by the LENDER is equal to the amount which the LENDER would have received had no Brazilian Taxes been withheld or deducted from such payment.

SECTION 6 - EVENTS OF DEFAULT

6.1.        In the event (i) BORROWER shall file, or be subject of, a petition for bankruptcy or liquidation, or (ii) is generally unable to meet its obligation to its creditors when due, or (iii) fails to punctually pay any amount due hereunder (collectively, “Events of Default”), then anything hereinbefore to the contrary notwithstanding, the totality of the principal or any outstanding part of the principal under this Agreement shall become, at discretion of LENDER, immediately due and payable.

6.2.        Upon the occurrence of an Event of Default the LENDER shall have, in addition to any rights hereunder, all of the rights, powers and remedies provided at law or equity. The failure of LENDER to exercise any right or remedy available hereunder or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

SECTION 7 - PREPAYMENT

7.1.        BORROWER may prepay this loan in whole or part at any time and from time to time without penalty of any kind.

SECTION 8 - APPLICABLE LAW AND JURISDICTION

8.1.        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Federative Republic of Brazil.

8.2.        The Courts of São Paulo, State of São Paulo, shall have jurisdiction to decide upon any dispute or conflict arising from the interpretation or performance of this Agreement.

SECTION 9 - AMENDMENTS

9.1.        No amendment or waiver of any provision hereof shall in any event be effective unless the same shall be in writing and signed by LENDER and BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10 - NO WAIVER

10.1.        No failure on the part of the LENDER to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

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SECTION 11 - COUNTERPARTS

11.1.        This Agreement shall be executed by the parties in 2 (two) separate counterparts of equal tenor, each of which when so executed shall be deemed to be an original, and all of which shall together constitute one and the same agreement.

SECTION 12 - SEVERABILITY

12.1.        If any provision hereof is held to be contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof and thereof shall not be invalidated thereby and shall be given effect so far as possible.

SECTION 13 - SUCCESSORS AND ASSIGNS

13.1.        This Agreement shall be binding upon and inure to the benefit of the LENDER and the BORROWER and their respective successors or assigns.

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IN WITNESS WHEREOF, the parties sign this Loan Agreement in the presence of the undersigned witnesses.

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INTERCOMPANY LOAN AGREEMENT

This Intercompany Loan Agreement (“Agreement”) is made and entered into as of December 15, 2009, by and between:

I.        AMYRIS BIOTECHNOLOGIES, INC., a company organized and existing under the laws of the State of California, United States of America, with head offices at 5885 Hollis Street, Room 100, Emeryville, CA 94002, United States of America, enrolled with the National Registry of Legal Entities of Ministry of Finance (“CNPJ/MF”) n° 09.345.642/0001-05 (hereinafter referred to as “LENDER”), herein represented by its duly appointed officers.

II.        AMYRIS PESQUISA E DESENVOLVIMENTO DE BIOCOMBUSTÍVEIS LTDA., a company duly organized under the laws of Brazil, enrolled with the National Registry of Legal Entities of the Ministry of Finance (“CNPJ/MF”) under No. 09.379.224/0001-20, with registered head offices in the city of Campinas, State of São Paulo, at Rua James Clerk Maxwell, 315, Federative Republic of Brazil (hereinafter referred to as “BORROWER”), herein represented by its duly appointed officers.

SECTION 1 - DISBURSEMENT

1.1.        LENDER shall lend to BORROWER the amount of USD $6,800,000.00 (six million eight hundred United States Dollars) (the “Disbursed Amount”), to be disbursed in one single installment immediately upon the execution of this Agreement (“Disbursement Date”).

SECTION 2 - REPAYMENT OF PRINCIPAL

2.1.        The principal amount due by the BORROWER under this Agreement shall be due and payable in one single installment, payable within 12 (twelve) months as of the Disbursement Date (the “Repayment Date”).

2.2.        At the LENDER’s option, the principal amount (plus any interest that may have accrued) may be converted into an equity Interest (“Equity Shares”) interest in the BORROWER under the following terms: (a) at such time as the BORROWER consummates its next equity financing transaction such that LENDER received that number of Equity Shares equal to the Disbursed Amount divided by the per share price of the Equity Shares. Additionally, the principal amount (plus any interest that may have accrued); and/or (b) if the LENDER sends a letter to the BORROWER acknowledging the intention to convert the credit into Equity Shares in the BORROWER.

SECTION 3 - INTEREST

3.1.        The principal amount due and payable by the BORROWER to the LENDER under this Agreement shall bear no interest.

SECTION 4 - PAYMENTS

4.1.        All payments due to LENDER shall be made by BORROWER for LENDER’s account, in United States Dollars, in immediately available funds.

4.2.        In the event a payment hereunder is due on a non-banking day in either the city of São Paulo or the city of Emeryville, it shall instead fall due on the next following banking day in both São Paulo and Emeryville.

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4.3.        Repayments shall be made to the LENDER in accordance with instructions to be provided by the LENDER to the BORROWER specifically for this purpose.

SECTION 5 - TAXES

5.1.        The payment of principal hereunder or the payment of any other amount due or that becomes due by the BORROWER hereunder shall be made free and clear of any taxes, levies, deductions, charges and withholdings of any nature imposed by the Brazilian Government or any of its tax authorities (“Brazilian Taxes”). If Brazilian Taxes are required to be withheld or deducted from any such payment, the BORROWER shall pay immediately, for the account of the LENDER, such additional amount as may be necessary to ensure that the net amount actually received by the LENDER is equal to the amount which the LENDER would have received had no Brazilian Taxes been withheld or deducted from such payment.

SECTION 6 - EVENTS OF DEFAULT

6.1.        In the event (i) BORROWER shall file, or be subject of, a petition for bankruptcy or liquidation, or (ii) is generally unable to meet its obligation to its creditors when due, or (iii) fails to punctually pay any amount due hereunder (collectively, “Events of Default”), then anything hereinbefore to the contrary notwithstanding, the totality of the principal or any outstanding part of the principal under this Agreement shall become, at discretion of LENDER, immediately due and payable.

6.2.        Upon the occurrence of an Event of Default the LENDER shall have, in addition to any rights hereunder, all of the rights, powers and remedies provided at law or equity. The failure of LENDER to exercise any right or remedy available hereunder or at law or in equity shall not constitute a waiver of the right to exercise subsequently such option or such other right or remedy.

SECTION 7 - PREPAYMENT

7.1.        BORROWER may prepay this loan in whole or part at any time and from time to time without penalty of any kind.

SECTION 8 - APPLICABLE LAW AND JURISDICTION

8.1.        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Federative Republic of Brazil.

8.2.        The Courts of São Paulo, State of São Paulo, shall have jurisdiction to decide upon any dispute or conflict arising from the interpretation or performance of this Agreement.

SECTION 9 - AMENDMENTS

9.1.        No amendment or waiver of any provision hereof shall in any event be effective unless the same shall be in writing and signed by LENDER and BORROWER, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 10 - NO WAIVER

10.1.        No failure on the part of the LENDER to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

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SECTION 11 - COUNTERPARTS

11.1.        This Agreement shall be executed by the parties in 2 (two) separate counterparts of equal tenor, each of which when so executed shall be deemed to be an original, and all of which shall together constitute one and the same agreement.

SECTION 12 - SEVERABILITY

12.1.        If any provision hereof is held to be contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof and thereof shall not be invalidated thereby and shall be given effect so far as possible.

SECTION 13 - SUCCESSORS AND ASSIGNS

13.1.        This Agreement shall be binding upon and inure to the benefit of the LENDER and the BORROWER and their respective successors or assigns.

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IN WITNESS WHEREOF, the parties sign this Loan Agreement in the presence of the undersigned witnesses.

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